Exhibit 10.1
Execution Draft

LOAN AND SECURITY AGREEMENT

CARBIZ USA INC., a Delaware corporation,

CARBIZ AUTO CREDIT, INC., a Florida corporation,

and

CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company,

as Borrowers,

CARBIZ INC., an Ontario corporation,

as a Guarantor,

COLOSSUS CAPITAL FUND, L.P.,
as Initial Lender

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

and

SWC SERVICES LLC,
as Administrative Agent

$10,000,000 Revolving Loan Facility

March 23, 2007

THIS AGREEMENT EVIDENCES A REVOLVING CREDIT FACILITY. IN ACCORDANCE WITH FLORIDA STATUTES § 201.08(1)(a), BORROWERS HAVE PAID DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND HAVE REMITTED SUCH TAXES DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.

Schedules and Exhibits

Schedule A

Exhibit A – Request for Advance
Exhibit B – Request for Return of Collateral
Exhibit C – Availability Report
Exhibit D – Schedule of Receivables and Assignment
Exhibit E – Compliance Certificate Exhibit F – Form of Promissory Note
Exhibit F – Form of Promissory Note

v

LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 23, 2007 is entered into by and among (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), (b) CARBIZ INC., an Ontario corporation (“Carbiz Parent”), as a Guarantor, (c) COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Initial Lender”), the other Lenders from time to time party hereto, and (d) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

ARTICLE 1
DEFINITIONS

     Section 1.1. DEFINITIONS. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below.

     ACCOUNT. The term “Account” shall have the meaning given to such term in the UCC.

     ACCOUNT CONTROL AGREEMENT. The term “Account Control Agreement” shall mean those certain Account Control Agreements between one or more Related Parties, Administrative Agent and the banking institutions listed on Schedule A (or such other banking institutions at which a Related Party opens a deposit account from time to time in accordance with the terms hereof), pursuant to which the Administrative Agent establishes “control” over the subject accounts therein of such Related Parties, in accordance with the UCC.

     ACCOUNT DEBTOR. The term “Account Debtor” shall mean any Person or Persons that are an obligor (including without limitation any co-signor) in respect of any Receivable.

     ACT. The term “Act” shall mean the United States Securities Act of 1933, as amended.

     ADDITIONAL SUMS. The term “Additional Sums” shall have the meaning given to such term in Section 2.7(b) of this Agreement.

     ADVANCE RATE. The term “Advance Rate” shall have the meaning set forth in Section 2.1(a)(iii) of Schedule A attached hereto.

     AFFILIATE. The term “Affiliate” shall mean, with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person, (iii) each of such Person's officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “Control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGING PROCEDURES. The term “Aging Procedures” shall have the meaning set forth in Section 2.1(a)(iii) of Schedule A attached hereto.

     AGREEMENT. The term “Agreement” shall mean this Loan and Security Agreement between the Lenders, the Administrative Agent, the Borrowers, the Guarantors, and any amendment, supplement, restatement, modifications or extension hereof.

     AMOUNT OF REVOLVING CREDIT LINE. The term “Amount of Revolving Credit Line” shall have the meaning set forth in Section 2.1(a)(ii) of Schedule A attached hereto.

     APPLICABLE USURY LAW. The term “Applicable Usury Law” shall mean all federal and state usury Laws applicable to the Loan, the Indebtedness, this Agreement and the other Loan Documents.

     APPROVED STATE. The term “Approved State” shall have the meaning set forth in Section 1.1(a)(ii) of Schedule A attached hereto.

     ASSET MANAGEMENT FEE. The term “Asset Management Fee” shall have the meaning set forth in Section 2.10(c) of Schedule A attached hereto.

     ASSIGNEE. The term “Assignee” shall have the meaning set forth in Section 9.3(b) hereof.

     ASSIGNMENT AND ACCEPTANCE. The term “Assignment and Acceptance” shall mean an Assignment and Acceptance Agreement executed pursuant to the terms of Section 9.3 hereof, in a form reasonably acceptable to Administrative Agent and the parties thereto.

     AUTO TITLE. The term “Auto Title” shall mean the certificate of title issued by the department of transportation or other corresponding instrumentality or agency of any state that relates to an automobile or other vehicle which is collateral for a Receivable.

     AVAILABILITY ON ELIGIBLE RECEIVABLES. The term “Availability on Eligible Receivables” shall have the meaning set forth in Section 2.1(a)(iii) of Schedule A attached hereto.

     AVAILABILITY REPORT. The term “Availability Report” shall mean an Availability Report in the form of Exhibit C attached hereto.

     BORROWER REPRESENTATIVE. The term “Borrower Representative” shall mean Carbiz USA.

     BUSINESS DAY. The term “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Chicago, Illinois.

CLOSING DATE. The term “Closing Date” shall mean March 23, 2007.

     CODE. The term “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     COLLATERAL. The term “Collateral” shall have the meaning set forth in Section 3.1. hereof.

     COLLECTION ACCOUNT. The term “Collection Account” shall mean the account described in Section 2.3 held in the name of Administrative Agent, into which Borrower shall deposit all payments received from each Account Debtor pursuant to the terms of Section 3.9.

     COMMITMENT INCREASE. The term “Commitment Increase” shall mean the increase of the aggregate revolving loan commitments of the Lenders hereunder from $5,000,000 to $10,000,000 in accordance with Section 2.13 hereof.

     COMMITMENT INCREASE EFFECTIVE DATE. The term “Commitment Increase Effective Date” shall mean the date on which the Borrowers shall satisfy the terms and conditions precedent to the Commitment Increase as set forth in Section 2.13 hereof.

     COMMITMENT FEE. The term “Commitment Fee” shall have the meaning set forth in Section 2.10(a) of Schedule A attached hereto.

     COMMONLY CONTROLLED ENTITY. The term “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with any Related Party or Validity Guarantor within the meaning of Section 414(b) or (c) of the Code.

     CONSUMER LOAN DOCUMENTS. The term “Consumer Loan Documents” shall mean all promissory notes, chattel paper, retail installment contracts, security agreements or other similar documents, agreements, instruments and writings evidencing or securing a Receivable which have been executed by an Account Debtor and any guarantor of the related Receivable and are originally payable to or in favor of a Borrower.

     CUSTODIAL CERTIFICATE. The term “Custodial Certificate” shall have the meaning for such term set forth in the Custodian Agreement.

     CUSTODIAN. The term “Custodian” shall mean LaSalle Bank, NA, and its successors and permitted assigns.

     CUSTODIAN AGREEMENT. The term “Custodian Agreement” shall mean that certain Custodial Agreement of even date herewith between the Borrowers, Administrative Agent and the Custodian, as the same may be amended, supplemented, restated or otherwise modified in accordance with the terms thereof.

     DEBT SERVICE COVERAGE RATIO. The term “Debt Service Coverage Ratio” shall mean, at any time of determination, the ratio of Carbiz Parent and its consolidated Subsidiaries’

EBITDA divided by Carbiz Parent and its consolidated Subsidiaries’ Interest Expense for the immediately preceding twelve (12) calendar month period.

     DEFAULT. The term “Default” shall mean an event which with the passage of time or notice or both would constitute an Event of Default.

     DEFAULT RATE. The term “Default Rate” shall have the meaning for such term set forth in Section 2.8 of this Agreement.

     DISTRIBUTION. The term “Distributions” shall mean, during any period of determination, (i) any dividends or other distribution of earnings to any Related Party’s shareholders, members or equity holders, (ii) the net increase in the outstanding balance of all obligations or indebtedness due from any Related Party’s shareholders, members or equity holders to such Related Party and (iii) the net decrease in the outstanding balance of all obligations or indebtedness due from any Related Party to such Related Party’s shareholders, members or equity holders.

     EBITDA. The term “EBITDA” shall mean, for any period of determination, all earnings of Carbiz Parent and its consolidated Subsidiaries for said period before (a) all interest and tax obligations for said period, (b) depreciation for said period, and (c) amortization for said period, determined in accordance with GAAP on a consistent basis with the latest financial statements of Carbiz Parent and its consolidated Subsidiaries, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

     ELIGIBLE RECEIVABLES. The term “Eligible Receivables” shall mean those Receivables of the Borrowers that are acceptable to Administrative Agent, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements: (i) are originated by a Borrower and arise from the extension of credit, the sale and delivery of goods or the rendering of services in the ordinary course of Borrowers' business; (ii) represent a valid and binding obligation of the related Account Debtor enforceable in accordance with its terms for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged); (iii) as to which the Account Debtor thereunder is personally liable pursuant to the applicable Consumer Loan Documents; (iv) comply, and as to which the related Consumer Loan Documents comply, in all respects with all applicable Laws, including, but not limited to, truth in lending and credit disclosure laws and regulations and all applicable state and federal usury laws; (v) as to which the related Consumer Loan Documents are in form and substance reasonably satisfactory to Administrative Agent and have been delivered to the Custodian pursuant to the terms of Section 3.4 and as to which all amounts and information appearing on such Consumer Loan Documents or otherwise furnished to Lender in connection therewith are true and correct and undisputed by the Account Debtor thereon or any guarantor thereof; (vi) as to which the related Account Debtor and the Borrowers are not engaged in any litigation, including any action regarding nonpayment thereof; (vii) none of the Receivable, the Account Debtor thereon or any guarantor thereof is subject to any receivership, insolvency or bankruptcy proceeding; (viii) the applicable Borrower has good and sufficient right to pledge, assign and deliver the Receivables free and clear from all Liens whatsoever; (ix) neither the Account Debtor thereon nor any guarantor thereof is employed by, related to or affiliated with any Borrower or any Guarantor (x)

to the Borrowers’ knowledge, no condition exists that materially or adversely affects the value of the Receivables or jeopardizes any security therefor; (xi) if the Receivables arise from the sale of goods, such goods have been delivered and accepted by the Account Debtor and are still subject to the lawful possession and control of the Account Debtor and have not been otherwise returned to or repossessed by any Borrower; (xii) is not a renewal or an extension of any Receivable previously ineligible hereunder; (xiii) the original principal amount thereof does not exceed the Maximum Amount of an Eligible Receivable and the original term thereof does not exceed the Maximum Term of an Eligible Receivable; (xiv) meets the Eligibility Test and has been reported to Lender in compliance with the Aging Procedures; (xv) is not evidenced by a judgment or has not been reduced to judgment; (xvi) is not an open account or a revolving line of credit; (xvii) is evidenced by Consumer Loan Documents and bearing interest or containing a time price differential, which have been executed by the Account Debtor; (xviii) the Account Debtor thereunder is a legal resident of the United States; (xix) payments under the Receivable are to be made in United States dollars; (xx) the number of days between contractual payment dates of a Receivable does not exceed thirty (30) days; (xxi) complies with all Underwriting Guidelines; (xxii) has been originated in an Approved State; (xxiii) payment thereof is secured by a first priority Lien in the related Account Debtor’s automobile or other vehicle financed by such Receivable, free and clear of any Liens of other Persons (including without limitation any mechanic’s lien or claim for work, labor or material affecting such vehicle) and for which the related Auto Title has been issued in the applicable Borrower’s name, and (xxiv) is not a previously sold Receivable repurchased by a Borrower on recourse.

     ELIGIBILITY TEST. The term “Eligibility Test” shall have the meaning set forth in Section 1.1(a)(iii) of Schedule A attached hereto.

     ERISA. The term “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

     EVENT OF DEFAULT. The term “Event of Default” shall have the meaning given to such term in Section 7.1.

     GAAP. The term “GAAP” shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

     GUARANTOR. The term “Guarantor” shall mean Carbiz Parent and each other Person or Persons (other than a Validity Guarantor or JV Partner) who now or hereafter execute a Guaranty Agreement in favor of Administrative Agent, for the benefit of the Lender Parties, with respect to all or any part of the Indebtedness.

     GUARANTY AGREEMENT. The term “Guaranty Agreement” shall mean (i) that certain Guaranty and Security Agreement dated as of the date hereof by Carbiz Parent in favor of Administrative Agent for the benefit of the Lender Parties, (ii) that certain Limited Recourse Guaranty and Pledge Agreement dated as of the date hereof by the JV Partner, (iii) each Validity Guaranty, and (iv) each other guaranty of all or party of the Indebtedness from time to time executed by a Guarantor in favor of Administrative Agent, for the benefit of the Lender Parties, in each case, in form and substance satisfactory to Administrative Agent.

     INDEBTEDNESS. The term “Indebtedness” shall mean all amounts advanced hereunder by Lenders to Borrowers together with all other amounts owing or becoming owing to any Lender Party by Borrower, any Guarantor, any Validity Guarantor or any other Related Party under or pursuant to the Loan Documents, whether direct or indirect, absolute or contingent, now or hereafter existing.

     ITEMS. The term “Items” shall mean all cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Receivables.

     INTEREST EXPENSE. The term “Interest Expense” shall mean, during the period of determination, the total interest expense of Carbiz Parent and its consolidated Subsidiaries, including, without limitation, all interest paid or accrued with respect to (a) the Loan and all other outstanding Indebtedness, and (b) the Trafalgar Subordinated Debt, provided, notwithstanding the foregoing, interest on the Trafalgar Subordinated Debt paid in by the issuance of equity of Carbiz Parent pursuant to the terms of the Trafalgar Subordinated Debt Documents (and not in cash), shall not be deemed to constitute interest expense for the purpose hereof.

JV PARTNER. The term “JV Partner” shall mean JonRoss Inc., a Florida corporation.

     LAW. The term “Law” shall mean any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country (including, without limitation, Canada) or any department, state, province or other political subdivision thereof.

     LENDER. The term “Lender” shall mean each of the Initial Lender and its permitted assigns pursuant to Section 9.3 of this Agreement, and the successors thereof.

     LENDER PARTIES. The term “Lender Parties” shall mean Administrative Agent and all Lenders.

     LIABILITIES. The term “Liabilities” shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     LIEN. The term “Lien” shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also includes any financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     LIQUIDATED DAMAGES. The term “Liquidated Damages” shall have the meaning set forth in Section 2.6 of Schedule A attached hereto.

LOAN. The term “Loan” shall have the meaning given to such term in Section 2.1(a) .

     LOAN ADVANCE. The term “Loan Advance” shall have the meaning given to such term in Section 2.1(a) .

     LOAN DOCUMENTS. The term “Loan Documents” shall mean this Agreement, the Note, each Guaranty Agreement, each Pledge Agreement, each Security Agreement, the Trafalgar Subordination Agreement, the Custodian Agreement, the Account Control Agreements, any Lockbox Agreement, and all other documents, instruments, writings and other agreements executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements thereof and all exhibits, schedules and annexes thereto.

     LOCKBOX. The term “Lockbox” shall mean any lockbox account set up pursuant to Section 3.9, into which all Account Debtors are directed to mail all payments in connection with all Receivables, and from which all cash receipts shall be deposited into the Collection Account.

     LOCKBOX AGREEMENT. The term “Lockbox Agreement” shall mean any agreement governing a Lockbox, in form and substance reasonably satisfactory to Administrative Agent in its sole discretion.

     MATURITY DATE. The term “Maturity Date” shall have the meaning set forth in Section 1.1(d) of Schedule A attached hereto.

     MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE. The term “Maximum Amount of an Eligible Receivable” shall have the meaning set forth in Section 1.1(a)(iv) of Schedule A attached hereto.

     MAXIMUM RATE. The term “Maximum Rate” shall mean the highest lawful and nonusurious rate of interest that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Note and the Indebtedness under Applicable Usury Law.

     MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE. The term “Maximum Term of an Eligible Receivable” shall have the meaning set forth in Section 1.1(a)(v) of Schedule A attached hereto.

     MORTGAGES. The term “Mortgages” shall mean those certain mortgages or deeds of trust executed by each Related Party that owns any real estate being mortgaged to the

Administrative Agent, for the benefit of the Lender Parties, in form and substance reasonably satisfactory to Administrative Agent.

     NET INCOME. The term “Net Income” shall mean with respect to any period, the net earnings of Carbiz Parent and its consolidated Subsidiaries (excluding all extraordinary gains or nonrecurring income) before provision for income taxes for such period, all as reflected on the financial statements of Carbiz Parent and its consolidated Subsidiaries supplied to Administrative Agent pursuant to Section 6.5 hereof.

     NOTE. The term “Note” shall mean, individually and collectively, any promissory note of Borrowers and issued to Initial Lender (or subsequently re-issued by the Borrowers to an assignee of Initial Lender pursuant to Section 9.3 hereof), as such promissory note may be amended, modified, supplemented or restated from time to time, and any substitutions for or renewals of such promissory note.

     OPERATING ACCOUNT. The term “Operating Account” shall mean the deposit account of Borrower identified in Section 2.1(c) of Schedule A hereto, together with any replacement deposit account subject to an Account Control Agreement from time to time identified by Borrower Representative to Administrative Agent in writing.

     OUTSIDE DIRECTOR. The term “Outside Director” shall have the meaning given to such term is Section 6.8.

     PATRIOT ACT. The term “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

     PERSON. The term “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint venture, joint stock company, association, trust, unincorporated organization or any other entity or organization, including without limitation a government or agency or political subdivision thereof.

     PLAN. The term “Plan” shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or a Commonly Controlled Entity is an “Employer” as defined in Section 3(5) of ERISA.

     PLEDGE AGREEMENT. The term “Pledge Agreement” shall mean, collectively, those certain pledge agreements dated as of the date hereof by each of Carbiz Parent, Carbiz USA, and Carbiz Auto Credit in favor of Administrative Agent, for the benefit of the Lender Parties, together with each other pledge agreement from time to time executed by a Related Party in favor of Administrative Agent, for the benefit of the Lender Parties, securing all or any part of the Indebtedness.

     PRIME RATE. The term “Prime Rate” shall mean the “Prime” rate of interest published each business day in The Wall Street Journal as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the highest of such “Prime Rates” shall be used. In the event that The Wall Street Journal is no longer published or ceases to publish the

“Prime Rate”, Administrative Agent may substitute another publication publishing the “Prime Rate”, reasonably acceptable to Administrative Agent. In the event that “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, Administrative Agent may substitute another rate approximating the “Prime Rate” (and which substitute rate may be reasonably adjusted by Administrative Agent to the effect that such substitute rate will provide for an interest rate equivalent to the Stated Interest Rate which would have been effective if the “Prime Rate” were published).

     RECEIVABLES. The term “Receivables” shall mean all Accounts of Borrower and any other right of Borrower to receive payment, including, without limitation, all loans, extensions of credit or Borrower's right to payment for goods sold or services rendered by Borrower.

     RELATED PARTY. The term “Related Party” shall mean, collectively, each Borrower, each Guarantor, each Subsidiary of a Borrower or Carbiz Parent, and each Subsidiary and Affiliate of any Borrower or Guarantor that is a party to this Agreement or any other Loan Document (other than a Validity Guarantor or JV Partner).

     REQUEST FOR ADVANCE. The term “Request for Advance” shall mean a written request for an advance in the form of Exhibit A attached hereto and made a part hereof.

     REQUIRED LENDERS. The term “Required Lenders” shall mean, at any one time, any group of Lenders holding Loans which constitute a majority of the aggregate outstanding principal amount of all Loans at such time.

     SCHEDULE A. The term “Schedule A” shall mean Schedule A of this Agreement of even date herewith executed by the Borrowers, as amended, supplemented or restated from time to time, upon written agreement of Administrative Agent, Required Lenders and the Borrowers.

     SCHEDULE OF RECEIVABLES AND ASSIGNMENT. The term “Schedule of Receivables and Assignment” shall mean an assignment in the form and substance of Exhibit D attached hereto.

     SECURITY AGREEMENTS. The term “Security Agreements” shall mean each security agreement from time to time executed by a Related Party in favor of Administrative Agent, for the benefit of the Lender Parties, securing all or any part of the Indebtedness.

     STATED INTEREST RATE. The term “Stated Interest Rate” shall have the meaning set forth in Section 1.1(b)(iii) of Schedule A attached hereto.

     SUBSIDIARY. The term “Subsidiary” shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such capital stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower. For the purposes of the Loan Documents, Carbiz JV shall at all times be deemed a Subsidiary of Carbiz USA.

     TANGIBLE NET WORTH. The term “Tangible Net Worth” shall mean, at any time of determination, an amount equal to (a) Carbiz Parent and its consolidated Subsidiaries shareholder's equity, determined in accordance with GAAP, minus (b) the aggregate amount of all intangible assets and all assets consisting of obligations due to Carbiz Parent and its consolidated Subsidiaries from shareholders, directors, officers, any Guarantor or any affiliate of Borrower or Guarantor hereunder (other than Carbiz Parent and its Subsidiaries themselves).

     TERMINATION DATE. The term “Termination Date” shall have the meaning given to such term in Section 2.6 of this Agreement.

     TERMINATION NOTICE. The term “Termination Notice” shall have the meaning given to such term in Section 2.6 of this Agreement.

     TRAFALGAR SUBORDINATED DEBT. The term “Trafalgar Subordinated Debt” shall mean the Liabilities of Carbiz Parent to the Trafalgar Subordinated Lenders in an original principal amount not in excess of $2,500,000 pursuant to the Trafalgar Subordinated Debt Documents.

     TRAFALGAR SUBORDINATED DEBT DOCUMENTS. The term “Trafalgar Subordinated Debt Documents” shall mean that certain Securities Purchase Agreement dated as of February 28, 2007 between Carbiz Parent and the Trafalgar Subordination Lenders, each Secured Convertible Debenture issued by Carbiz Parent thereunder and each other document and agreement executed and delivered in connection therewith.

     TRAFALGAR SUBORDINATED LENDERS. The term “Trafalgar Subordinated Lenders” shall mean, collectively, Trafalgar Capital Specialized Investment Fund, Luxembourg, a Luxembourg SICAV fund, together with its permitted successors and assigns pursuant to the terms of the Trafalgar Subordination Agreement.

     TRAFALGAR SUBORDINATION AGREEMENT. The term “Trafalgar Subordination Agreement shall mean that certain Subordination and Intercreditor Agreement dated as of the date hereof by and among Administrative Agent, the Borrowers, the Guarantors and the Trafalgar Subordinated Lenders, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

     UCC. The term “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois.

     UNDERWRITING GUIDELINES. The term “Underwriting Guidelines” shall mean the Borrower’s customary credit and underwriting guidelines as of the date hereof, a copy of which has been delivered to Administrative Agent, as such guidelines are amended from time to time; provided that such amendments have been approved by Administrative Agent and Required Lenders in writing.

     VALIDITY GUARANTOR. The term “Validity Guarantor” shall mean each of Carl W. Ritter, Ross Richard Lye and Stanton C. Heintz.

     VALIDITY GUARANTY. The term “Validity Guaranty” shall mean each Limited Guaranty by the Validity Guarantors in favor of Administrative Agent for the benefit of the Lender Parties.

     VOLUNTARY TERMINATION. The term “Voluntary Termination” shall have the meaning given to such term in Section 2.6 of this Agreement.

     Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to Schedule A for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference. All terms defined in the UCC and not otherwise defined herein (including, without limitation, certificated security, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, supporting obligations, uncertificated security and proceeds) shall have the meanings assigned to them in the UCC.

     Section 1.3. AMENDMENT OF DEFINED DOCUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or documents provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules and other attachments thereto and (b) shall include all documents, instruments or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. References to “days” shall mean calendar days unless the term Business Day is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

ARTICLE 2
LOAN(S), INTEREST RATE AND OTHER CHARGES

Section 2.1. AMOUNT OF LOAN.

     (a) Subject to the terms, covenants and conditions hereinafter set forth (including, without limitation, the terms set forth in Schedule A attached hereto), Initial Lender agrees to, upon the Borrower Representative's request from time to time (but in no event more often than once per week), until the Maturity Date, to make advances to the Borrowers (collectively, the “Loan” and each advance thereof a “Loan Advance”), in an aggregate amount (including accrued but unpaid interest thereon) not to exceed at any time outstanding the lesser of the following: (a) the Amount of Revolving Credit Line or (b) the Availability on Eligible Receivables. In no event shall Initial Lender be required to fund Loan Advances such that the aggregate amount of the outstanding Loan would exceed the Amount of Revolving Credit Line then in effect. For any period, the minimum amount funded under the Loan shall not be less than the amount set forth in Section 2.1(a)(i) of Schedule A hereto. Within the limits of this Section 2.1, Borrower may borrow, repay and reborrow the advances.

     (b) The obligation of the Borrowers to repay to a Lender the aggregate amount of each Loan Advance made by such Lender (whether directly or as assignee of another Lender), together with interest accruing in connection therewith, shall be evidenced by a Note in substantially the form of Exhibit F attached hereto and made a part hereof, issued in the principal amount of such Loan Advance and dated the date on which the proceeds of such Loan Advance are advanced hereunder to or for the account of the Borrower. The amount of principal owing on any Note at any given time shall be the aggregate amount of the Loan Advance evidenced thereby minus all payments of principal theretofore received by the Administrative Agent on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein and the principal amount of the Loan Advance evidenced thereby, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date and Borrowers jointly and severally and unconditionally promise to pay each Note and all other outstanding Indebtedness in full on the Maturity Date.

     (c) The Borrower Representative, on behalf of itself and the other Borrowers, will make a request for a Loan Advance to the Administrative Agent in such manner as the Administrative Agent may from time to time prescribe. Each Loan Advance shall be in a minimum amount of $100,000. In the absence of any such further direction from the Administrative Agent and subject to the provisions hereof, the Borrowers shall request a Loan Advance by having the Borrower Representative submit such request in the form of Exhibit A attached hereto (each such request, a “Request for Advance”) to the Administrative Agent, together with such other information as the Administrative Agent reasonably requests in accordance with the terms hereof, and must be given so as to be received by the Administrative Agent not later than 2:00 p.m. (Chicago time) on the second Business Day prior to the requested funding date of such proposed Loan Advance. Each Request for Advance shall specify such information as Administrative Agent may reasonably request, in each case in form and substance reasonably acceptable to Administrative Agent. Each Request for Advance shall be deemed a representation and warranty by each Borrower that (i) all conditions precedent specified in Article IV hereof with respect to such Loan Advance are satisfied on the date of such request and (ii) no breach or default under, and no Event of Default defined or described in, this Agreement or any of the Loan Documents exists or, after giving effect to the Loan Advance requested pursuant to such Request for Advance, will exist. Unless otherwise requested in writing by Borrower and agreed by Administrative Agent and the Required Lenders, each Loan Advanced shall be funded by the Lenders by wire transfer to the Operating Account pursuant to the wire transfer instructions set forth on Section 2.1(c) of Schedule A hereto.

Section 2.2. INTEREST RATE.

     (a) Unless the Default Rate shall apply, the outstanding principal balance of the Loan shall bear interest at the Stated Interest Rate on each day outstanding. If any Lender is ever prevented from charging or collecting interest at the Stated Interest Rate because interest at such rate would exceed the Maximum Rate, then the interest rate applicable to the Indebtedness to such Lender shall be the Maximum Rate until such Lender has charged and collected the full amount of interest chargeable and collectable had the Stated Interest Rate always been lawfully chargeable and collectible.

     (b) Reserved.

     (c) Reserved.

     (d) The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

     Section 2.3. PAYMENTS. All payments on the Indebtedness shall be made by wire transfer or other method of electronic transfer acceptable to Administrative Agent and shall be made to:

Banco Popular
Rosemont, Illinois USA
ABA # 071924458
For: SWC – Carbiz
Account #: 68043234182,

or such other account as may be designated to Borrower Representative by Administrative Agent in writing from time to time, and at least two (2) days prior to such payment being due and payable hereunder (such account, the “Collection Account”), and all such payments shall be without set-off, deduction, or counterclaim for the account of the Lender Parties. All payments received pursuant to this Agreement by wire transfer or other electronic transfer method, where immediate credit occurs, shall be applied to the Indebtedness on the Business Day of actual receipt of such payment by Administrative Agent’s depository bank; provided, however, for purposes of calculating the interest due on the outstanding principal balance of the Loan, such payment is subject to a four (4) Business Day clearance period. The Indebtedness shall be due and payable as follows:

     (a) Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable, in arrears, on the fifth (5th) day of the immediately succeeding calendar month;

     (b) Costs, fees and expenses payable pursuant to this Agreement shall be due and payable by Borrower to Administrative Agent or to such other Person designated by Administrative Agent in writing on demand; and

     (c) The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date.

     Section 2.4. PAYMENT DUE ON A NON-BUSINESS DAY. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

     Section 2.5. MANDATORY PAYMENTS. Provided that a Default or Event of Default has not otherwise occurred and be continuing hereunder, if at any time the aggregate outstanding amount of the Loan advanced hereunder by Lenders to Borrowers exceeds the maximum amount of the Loan allowed pursuant to Section 2.1 (an “Overadvance”), Borrowers shall immediately and without notice, repay to Administrative Agent, for the account of Lenders, an amount sufficient to eliminate such excess. In the event a Borrower sells, transfers, assigns or otherwise disposes of all or any portion of its Receivables, other than in the ordinary course of business (subject, at all times, to the restrictions set forth in Section 6.2(c) of this Agreement), Borrowers shall apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Indebtedness.

     Section 2.6. TERMINATION OF THE COMMITMENTS; VOLUNTARY PREPAYMENTS.

(a) Borrowers may, at any time, terminate financing under this Agreement and prepay the Indebtedness in full (a “Voluntary Termination”) by providing Administrative Agent and Lenders with written notice (the “Termination Notice”) at least sixty (60) calendar days prior to the specific date upon which Borrowers intend to cease financing hereunder and prepay the Indebtedness in full (the “Termination Date”), and Lenders shall cease making advances under this Agreement and all Indebtedness shall be immediately due and payable upon the earlier of the Maturity Date or the Termination Date, as applicable. In connection with a Voluntary Termination, the Indebtedness owing and to be paid by Borrower to Administrative Agent for the account of Lender Parties on the Termination Date shall include as liquidated damages, not as a penalty, the amount of liquidated damages (“Liquidated Damages”) set forth in Section 2.6 of Schedule A attached hereto. Notwithstanding any other provision of any Loan Document, no termination of financing under this Agreement shall affect Lender Parties’ rights or any of the Indebtedness existing as of the Termination Date, and the provisions of the Loan Documents shall continue to be fully operative until all Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full. The Liens granted to Administrative Agent for the benefit of the Lender Parties under the Loan Documents and the financing statements filed pursuant thereto and the rights and powers of Administrative Agent and Lenders thereunder shall continue in full force and effect until (a) all of the Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) has been fully performed and indefeasibly paid in full in cash, and (b) this Agreement and the financing commitments under this Agreement have been terminated, as provided herein. Administrative Agent hereby agrees to give Borrower written confirmation of the amount of the Indebtedness (presuming no further Loan Advances prior to the Termination Date) in a timely fashion following receipt of a Termination Notice.

(b) Borrowers may from time to time, with at least two (2) Business Days prior written notice to Administrative Agent by Borrower Representative, prepay a portion of the outstanding principal amount of the Loan; provided that any such prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000 (or such lesser amount as may be the remaining outstanding principal balance of such Loan), and provided further, that any such prepayment received upon the occurrence and during the continuance of a Default or Event of Default may be applied to the Indebtedness at the discretion of Administrative Agent in accordance with Section 2.09 hereof.

Section 2.7. MAXIMUM INTEREST; CONTROLLING AGREEMENT.

     (a) The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the Note in accordance with the provisions of the Note and this Agreement; (ii) additional interest charged when the Default Rate is charged pursuant to the terms hereof, calculated and applied to the amounts due under the Note in accordance with the provisions of the Note and this Agreement; and (iii) all Additional Sums, if any. Borrowers agree to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

     (b) All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrowers (collectively, the “Additional Sums”), whether pursuant to the Note, this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable Law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable Law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrowers as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

     (c) It is the intent of the parties to comply with Applicable Usury Law. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such other documents require the payment or permit the collection of interest in excess of the Maximum Rate permitted by Applicable Usury Law. In the event (i) any such excess of interest otherwise would be contracted for, charged or received from Borrowers or otherwise in connection with the Loan or other Indebtedness, or (ii) the Maturity Date is accelerated in whole or in part, or (iii) all or part of the principal or interest of the Loan shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan, would exceed the Maximum Rate permitted by Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither any Borrower, any Guarantor nor any other Person now or hereafter liable for the payment of any Indebtedness will be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Indebtedness or refunded to Borrowers, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the Maximum Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by Applicable Usury Law, (i) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan, all interest at any time contracted for, charged or received from Borrowers or otherwise in connection with the Loan; and (ii) in the event that the effective rate of interest on the Loan should at any time exceed the Maximum Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by Applicable Usury Law shall be paid to Administrative Agent, for the benefit of the Lender Parties, from time to time, if and when the effective interest rate on the Loan otherwise falls below the Maximum Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Rate, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by Applicable Usury Law has been paid in full. Borrowers further agree that should the Maximum Rate be increased at any time hereafter because of a change in the Law, then to the extent not prohibited by Applicable Usury Law, such increases shall apply to all Indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by Applicable Usury Law, should the Maximum Rate be decreased because of a change in the Law, such decreases shall not apply to the Indebtedness evidenced hereby regardless of when incurred.

     Section 2.8. INTEREST AFTER DEFAULT. Upon the occurrence and during the continuation of an Event of Default, and without notice or demand to Borrowers, Borrowers shall pay interest on the daily outstanding balance of the Loan at a rate per annum which is six percent (6%) in excess of the Stated Interest Rate (the “Default Rate”); provided, however, the Default Rate shall never exceed the Maximum Rate.

     Section 2.9. APPLICATION OF PAYMENTS. The amount of all payments or amounts received by Administrative Agent with respect to the Indebtedness (including payments received in the Collection Account pursuant to Section 3.9 hereof) shall be applied to the extent applicable under this Agreement: (a) first, to any fees and expenses (including, without limitation, the Asset Management Fee) due to Lender Parties hereunder; (b) then, to any fees and expenses (including, without limitation, any legal fees and expenses) of the Custodian; (c) then, to any fees and expenses (including, without limitation, any legal fees and expenses) of any servicer of the Receivables; (d) then, to accrued and unpaid interest through the date of such payment, including any interest calculated at the Default Rate in accordance with Section 2.8 hereof, (e) then, to the unpaid principal balance of the Loan, in an amount sufficient to cure any Overadvance, and (f) last, so long as no Default or Event of Default shall have occurred and be continuing, the remaining balance, if any, shall be transferred to the Operating Account for the benefit of the Borrowers; provided, however, while a Default or Event of Default exists under the Loan Documents, each payment received hereunder shall be applied to amounts owed to Lender Parties by Borrowers as Administrative Agent in its sole discretion may determine (subject to the right of the Required Lenders to direct Administrative Agent in such application), including, without limitation, to the outstanding principal amount of the Indebtedness. In calculating interest and applying payments as set forth above; (a) interest shall be calculated and collected through the date a payment is actually applied thereto under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) on the sixth day of each calendar month, at Administrative Agent’s option, all accrued and unpaid interest and other charges provided for hereunder as of the last day of the preceding calendar month shall be added to the principal balance of the Loan; and (d) to the extent that any Borrower, Related Party, JV Partner or Validity Guarantor makes a payment or any Lender Party receives any payment or proceeds of the Collateral for Borrowers’ benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by such Lender Party and the outstanding balance of the Indebtedness may be adjusted as Administrative Agent, in its sole discretion, deems appropriate under the circumstances.

     Section 2.10. FEES. The Borrowers shall pay to the Administrative Agent, for the account of Initial Lender, a commitment fee (the “Commitment Fee”) as set forth in Section 2.10(a) of Schedule A attached hereto, which Commitment Fee shall be fully earned and due and payable upon execution and delivery of this Agreement. The Borrowers shall pay to the Administrative Agent, for the account of Initial Lender, an unused line fee (the “Unused Line Fee”) as set forth in Section 2.10(b) of Schedule A attached hereto, which Unused Line Fee shall be due and payable in arrears, on the first (1st) day of each calendar month, beginning on October 1, 2007. The Borrower shall pay to the Administrative Agent an asset management fee (the “Asset Management Fee”) as set forth in Section 2.10(c) of Schedule A attached hereto. The Borrowers shall pay to the Administrative Agent, for the account of Initial Lender, a second tranche commitment fee (the “Second Tranche Commitment Fee”) as set forth in Section 2.10(d) of Schedule A attached hereto, which Second Tranche Commitment Fee shall be fully earned and due and payable upon the effectiveness of the Commitment Increase on the Commitment Increase Effective Date.

     Section 2.11. CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation after the date hereof of or the compliance with or any change after the date hereof in or in the interpretation of any Law regarding capital adequacy, or (b) the introduction or implementation after the date hereof of or the compliance with any request, directive or guideline issued after the date hereof from any central bank or other governmental authority (whether or not having the force of Law) regarding capital requirements has or would have the effect of reducing the rate of return on any Lender’s capital, or on the capital of any corporation controlling such Lender, as a consequence of the Loans made by such Lender, to a level below that which such Lender or such corporation could have achieved but for such change (taking into consideration such Lender’s policies and the policies of any such corporation with respect to capital adequacy), then from time to time Borrowers will pay to such Lender, within ten (10) Business Days of demand therefore by such Lender, such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, a Lender may use any reasonable averaging or attribution methods. Any such demand by a Lender shall include a brief summary description, in reasonable detail, of the basis for such demand.

Section 2.12. RESERVED.

     Section 2.13. COMMITMENT INCREASE. Subject to the terms of this Section 2.13, the Borrowers shall have the option to increase the “Amount of Revolving Credit Line” from $5,000,000 as in effect on the Closing Date to $10,000,000 (the “Commitment Increase”). At any time from the Closing Date to the Maturity Date, the Borrowers may effect the Commitment Increase by delivering to Administrative Agent (i) a written request by each Borrower to effect the Commitment Increase, which written notice shall be in form and substance reasonably satisfactory to Administrative Agent and (ii) the Second Tranche Commitment Fee referenced in Section 2.10 hereof. The effectiveness of the Commitment Increase shall be subject to following conditions precedent: (a) Administrative Agent’s receipt of the written request and Second Tranche Commitment Fee referenced in the immediately preceding sentence, and (b) unless otherwise waived by Administrative Agent and each Lender, no Default or Event of Default shall have occurred and be continuing. Following the Commitment Increase Effective Date, in accordance with Section 2.1(a)(ii) of Schedule A, the “Amount of Revolving Credit Line” for all purposes hereunder shall be deemed to be $10,000,000 (including for the purposes of determining the amount of the Unused Line Fee).

     Section 2.14. TAXES. All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent's or any Lender's income by a jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Loan Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation reasonably satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made demand therefor. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

ARTICLE 3
SECURITY

     Section 3.1. SECURITY INTEREST. To secure the prompt payment to Lender Parties of the Indebtedness and any and all other obligations owed by Borrowers to Lender Parties, whether now existing or hereinafter arising, each Borrower hereby irrevocably grants to Administrative Agent, for the benefit of the Lender Parties, a first and continuing security interest in all of the following property, whether now owned or existing or hereafter acquired, of such Borrower: all assets of such Borrower, including all Accounts, chattel paper, commercial tort claims set forth on Section 3.1 to Schedule A hereto, deposit accounts and other bank accounts wherever maintained and established (and all funds at any time paid, deposited, credited or held in such accounts), documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, software (for purposes of this definition of Collateral only, “software” shall have the meaning provided in Article 9 of the UCC), supporting obligations, contract rights and all books and records related to the foregoing and all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC) of any of the foregoing, including without limitation interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the foregoing, and all additions and accessions to any of the foregoing (the foregoing, together with any other asset in which a Borrower or other Person shall grant a security interest to Administrative Agent, for the benefit of the Lender Parties, to secure the Indebtedness, collectively, the “Collateral”). Without limiting the foregoing, the Collateral shall include, without limitation, the following:

     (a) All right, title and interest of the Borrowers in and to the Receivables and the underlying Consumer Loan Documents related thereto;

     (b) All right, title and interest of the Borrowers in and to all other property whether now or hereafter owned, acquired or held by the Borrowers which secure (or constitute collateral for) any of the Receivables and Consumer Loan Documents or other instruments or agreements which evidence any of the Receivables, including without limitation, all right, title and interest in and to all financing statements perfecting such security interests in any of the foregoing;

     (c) All right, title and interest of the Borrowers in and to all guaranties and other instruments by which any Person guarantees the payment or performance of the Receivables;

     (d) All right, title and interest of the Borrowers in and to all insurance policies pertaining to or obtained by any Account Debtor or the Borrowers in connection with, or arising out of, any Consumer Loan Document;

     (e) All right, title and interest of the Borrowers in and to all commitments and other agreements to purchase any Receivables;

     (f) All right, title and interest of the Borrowers in and to all collections on, and proceeds of or from, any and all of the foregoing;

     (g) All files, surveys, certificates, correspondence, appraisals, computer programs, software, tapes, discs, cards, accounting records, and other records, information, and data of the Borrowers relating to the Receivables (including all information, data, programs, tapes, discs and cards necessary to administer and service such Receivables);

     (h) All contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in (a) through (g) above and as to all such Collateral described in (a) through this subparagraph (h) whether now existing or hereafter at any time acquired or arising;

     (i) Borrowers’ now existing or hereafter arising rights to service, administer and/or collect on the Receivables and all rights to the payment of money on account of such servicing, administration and/or collection activities;

     (j) All monies, securities and property, now or hereafter held, received by, entrusted to, or in the possession or under the control of the Administrative Agent, for the benefit of the Lender Parties, or a bailee of the Administrative Agent, for the benefit of the Lender Parties, and all investment property now or hereafter owned by Borrowers;

     (k) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies (including but not limited to claims paid and premium refunds); and

     (l) All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software,

computer printouts and other computer materials and records) of Borrowers evidencing or containing information regarding any of the foregoing.

The Borrowers will supplement this Agreement from time to time at Administrative Agent’s request to grant the Administrative Agent, for the benefit of the Lender Parties, a security interest in all commercial tort claims that the Borrowers may at any time have against any Person.

     Section 3.2. COLLATERAL ASSIGNMENT OF CONSUMER LOAN DOCUMENTS AND AUTO TITLE. Each Borrower hereby collaterally assigns to the Administrative Agent, for the benefit of the Lender Parties, all of such Borrower’s right and title to and interest in, to and under (but not any obligations under) the Consumer Loan Documents and each Auto Title related to each Receivable and all other agreements, documents and instruments related to any of the foregoing (collectively, the “Assigned Documents”). Each Borrower confirms and agrees that the Administrative Agent (or any designee thereof), following an Event of Default, shall, at its option, have the sole right to enforce such Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the other Lender Parties or any of their respective affiliates to perform any of the obligations of such Borrower under any such Assigned Document.

Section 3.3. FINANCING STATEMENTS AND FURTHER ASSURANCES.

     (a) Each Borrower hereby authorizes Administrative Agent to file UCC-1 Financing Statements with respect to the Collateral, and any amendments or continuations relating thereto, which UCC-1 Financing Statements may describe the Collateral as “all present and future assets of the Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code. Borrowers shall not allow any financing statement or notice of assignment of any Receivables, other than those filed in favor of Administrative Agent, the Trafalgar Subordinated Lender(s) or the holders of Liens permitted pursuant to Section 6.2(a) hereof, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Administrative Agent (for the benefit of the Lender Parties).

     (b) Each Borrower shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary, or that Administrative Agent may reasonably request in order to create, perfect and protect the Liens of Administrative Agent in the Collateral, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral, including, without limitation, (i) entering into deposit account control agreements, securities account control agreements, intellectual property security agreements, collateral assignments of lease, equity pledge agreements (including irrevocable proxies and assignments separate from certificate) and assignments separate from certificate, in each case in form and substance reasonably satisfactory to Administrative Agent, (ii) delivering to Administrative Agent, all original instruments, certificated securities and other assets, perfection of a Lien with respect to which may be perfected by possession under applicable law, together with any assignments separate from certificates and allonges ancillary thereto and (iii) providing Administrative Agent with “control” (as such term is defined in any applicable uniform commercial code) over any Collateral, a Lien with respect to which may be perfected by “control”, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent.

     Section 3.4. DELIVERY OF RECEIVABLES; INSTRUMENTS, DOCUMENTS, ETC.

     (a) Borrowers hereby agree to deliver to the Custodian the original Consumer Loan Documents evidencing each Receivable, together with all related credit applications, truth-in-lending disclosures, credit reports and similar information provided by or related to each Account Debtor for such Receivable, and the original Auto Title reflecting Borrower as lien holder on the vehicle securing such Receivable, within five (5) Business Days after the Receivable evidenced by such Consumer Loan Document is made by the Borrower to the related Account Debtor and in accordance with the Custodian Agreement. All Receivables shall, regardless of their location, be deemed to be under Administrative Agent’s (for the benefit of itself and the Lender Parties) dominion and control (with files so labeled) and deemed to be in Administrative Agent’s (for the benefit of itself and the Lender Parties’) possession.

(b) Borrowers shall deliver and pledge to the Administrative Agent or its agent any and all other Instruments, negotiable Documents, Chattel Paper and certificated securities (that are not Consumer Loan Documents) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the applicable Borrower, in such form and substance as the Administrative Agent may reasonably request.

     Section 3.5. FAILURE TO DELIVER. Failure to deliver physical possession of any instruments, documents or writings in respect of any Receivable to Administrative Agent (including the Custodian, as custodian and bailee for the Administrative Agent) shall not invalidate Administrative Agent's security interest, for the benefit of the Lender Parties, therein. To the extent that possession may be required by applicable law for the perfection of Administrative Agent's (for the benefit of the Lender Parties) security interest, the original chattel paper and instruments representing the Receivables so held by Borrower shall be deemed to be held by Administrative Agent, although kept by the Borrower as the custodial agent of Administrative Agent and Lender.

     Section 3.6. NOTICE OF SECURITY INTEREST AND COLLATERAL ASSIGNMENT. All contracts, documents or instruments representing or evidencing a Receivable shall contain (by way of stamp or other method reasonably satisfactory to Administrative Agent) the following language: “THIS DOCUMENT IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, AND PLEDGED AS COLLATERAL TO SWC SERVICES LLC, AS ADMINISTRATIVE AGENT, FOR THE BENEFIT OF ITSELF AND CERTAIN LENDERS. THE CREATION OF ANY SUBSEQUENT SECURITY INTEREST IN THIS DOCUMENT VIOLATES THE RIGHTS OF THE ADMINISTRATIVE AGENT AND LENDERS.”

     Section 3.7. RECORDS AND INSPECTIONS. Related Parties shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations set forth in Section 3.7 of Schedule A attached hereto. Administrative Agent, by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, at any reasonable time or times during regular business hours, for so long as Administrative Agent may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement.

     Section 3.8. COLLECTION. Subject to Section 3.9, Borrowers agree at their own expense to promptly and diligently collect each installment of all Receivables in trust for the exclusive account of Administrative Agent, for the benefit of the Lender Parties, to hold Lender Parties harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower or its agents, and to faithfully account therefor to Administrative Agent. Upon the occurrence of a Default or an Event of Default, Administrative Agent expressly retains the unqualified right at any time it so elects to take over the collection of the Receivables directly (through an agent of Administrative Agent or otherwise).

     Section 3.9. COLLECTION ACCOUNT. Borrower shall ensure that all collections of Receivables (including, without limitation, all scheduled payments, all prepayments, all overdue payments, all insurance proceeds, recoveries and all cash receipts and proceeds in respect of the underlying automobile securing the Receivables), all other amounts remitted by any Account Debtor, an insurer, any other Person making a payment on a Receivable or in connection with proceeds of the underlying automobile securing such Receivable, and the proceeds of all other Collateral are deposited into the Collection Account within one (1) Business Day of receipt thereof. Until such time as any Receivables collections or other proceeds of Collateral are deposited by the Borrower into the Collection Account, such collections and proceeds shall be held in trust for the benefit of Administrative Agent. The Collection Account shall be swept automatically on a weekly basis and the depository bank maintaining the Collection Account will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Collection Account (other than $300 or such other nominal amount in each account which the depository bank may require to be held as a compensating balance) to such bank account as Administrative Agent may from time to time designate for such purpose. Each Borrower hereby confirms and agrees that all amounts deposited in the Collection Account and any other funds received and collected by Administrative Agent, whether as proceeds of Collateral or otherwise, shall constitute Collateral. Notwithstanding and without limiting any other provision of this Agreement or any of the other Loan Documents, Administrative Agent shall apply, on a daily basis, all funds transferred into the Collection Account and this Section 3.9 as set forth in Section 2.9 hereof. If a credit balance exists with respect to the Collection Account as the result of collections of Receivables or proceeds of other Collateral pursuant to the terms and conditions of this Section 3.9, such credit balance shall not accrue interest in favor of the Borrower, but shall be available to Borrower in accordance with the terms of this Agreement. All funds transferred to the Collection Account shall be applied to reduce the Indebtedness (or be returned to an Operating Account of the Borrowers in accordance with Section 2.5 hereof), but, for purposes of calculating interest hereunder, shall be subject to a four (4) Business Day clearance period. All items deposited in the Collection Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Administrative Agent, for the account of the Lender Parties, or, for items deposited in the

Collection Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower’s commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Collection Account, whether or not in fact endorsed by a Borrower. Upon Administrative Agent’s request any time following the occurrence of an Event of Default, Borrowers agree to establish and maintain a Lockbox with a bank acceptable to Administrative Agent and to execute with such bank a Lockbox Agreement acceptable to Lender in its sole discretion. Thereafter, Borrowers shall ensure that all collections of Receivables and the proceeds of other Collateral are paid directly by the Account Debtors to the Lockbox and to the extent that any Receivables collections or other proceeds of Collateral are not sent directly to the Lockbox but are received by a Borrower, such collections and proceeds shall be held in trust for the benefit of Administrative Agent and within one (1) Business Day of receipt thereof shall be remitted via overnight mail to the Administrative Agent for deposit, in the form received, to the Lockbox.

     Section 3.10. PROTECTION OF RECEIVABLE RECORDS. Borrowers hereby agree to take the following protective actions to prevent destruction of the Collateral and records pertaining to the Collateral: (i) if a Borrower maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Receivables and all other matters relating to the Collateral shall be placed in an off site safety deposit box (and Administrative Agent shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, Borrowers agree to create a tape or diskette “back-up” of the computerized information and upon the request of Administrative Agent, provide Administrative Agent with a tape or diskette copy of such “back-up” information.

     Section 3.11. USE OF PROCEEDS. Borrowers shall use the proceeds of the Loan in the ordinary course of business, solely in its operations for working capital, costs incurred in the purchasing of Receivables and for payments to Lender Parties hereunder.

     Section 3.12. RETURN OF COLLATERAL. Upon the payment in full of any Receivable to which the written documents evidencing such Receivable are held by Administrative Agent or Custodian, Borrower shall submit a request to the Administrative Agent for the return of such documents pursuant to a Request For Return of Collateral Form, a copy of which is attached hereto as Exhibit B (and shall additionally submit all requests required of it under the Custodian Agreement to the Custodian) and Administrative Agent shall return (or cause Custodian to return) such documents within five (5) Business Days after receipt of such request.

     Section 3.13. COLLATERAL REPRESENTATIONS, WARRANTIES, AND COVENANTS. The Borrowers jointly and severally represents and warrants to, and covenants with, Administrative Agent, for the benefit of the Lender Parties, as follows:

     (a) The Borrowers have good and marketable title to all of the Collateral and the Borrowers have rights in and the power to transfer the Collateral in which they purport to grant a security interest pursuant to Section 3.1 hereof (subject, with respect to after acquired Collateral, to Borrowers’ acquiring the same) and no Lien other than Liens permitted under Section 6.2(a) hereof exists or shall exist upon such Collateral at any time;

     (b) This Agreement is effective to create in favor of Administrative Agent for the benefit of the Lender Parties, a valid security interest in and Lien upon all of the Borrowers’ right, title and interest in and to the Collateral, and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Section 3.13(b) of Schedule A attached hereto and, with respect to patents, trademarks and copyrights (if any) of the Borrowers, the filing with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interest and Liens shall be duly perfected in all the Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to Administrative Agent or its agent (including, the Custodian with respect to Consumer Loan Documentation), duly endorsed by Debtor or accompanied by appropriate instruments of transfer duly executed by the applicable Borrower, the security interest and Liens in the Instruments shall be duly perfected;

     (c) All of the Equipment, Inventory and Goods of Borrowers are located at the places as specified on Section 5.1(n) of Schedule A attached hereto. Except for Consumer Loan Documentation in the possession of the Custodian, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee;

    (d) No Borrower owns any registered copyrights, patents or trademarks except for those copyrights, patents and trademarks described on Section 3.13(d) of Schedule A, none of which have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting, and each of such copyrights, patents and trademarks are valid and enforceable. The applicable Borrower identified on Section 3.13(d) of Schedule A is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such copyrights, patents and trademarks, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by Borrowers not to sue third persons. No Borrower has any notice of any suits or actions commenced or threatened with reference to such registered copyrights, patents or trademarks, or any claim of intellectual property infringement with respect to any intellectual property used by the Borrowers in the operation of their respective businesses. If any Borrower shall (i) obtain rights to any new patentable inventions, any registered copyrights, trademarks or any patents, or (ii) become entitled to the benefit of any registered copyrights or trademarks or any patents or any improvement on any patent, the provisions of this Agreement above shall automatically apply thereto and applicable Borrower shall give to Administrative Agent prompt written notice thereof. Borrowers shall have the duty, subject to the exercise of their reasonable business judgment, (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in copyrights, trademarks or any patents, to the extent material to the operations of the business of Borrower and (iv) to ensure that the copyrights, trademarks or any patents used by Borrowers are and remain enforceable, to the extent material to the operations of the business of Borrowers. Subject to the exercise of the Borrowers’ reasonable business judgment, no Borrower shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other copyright, patent or trademark without the written consent of Administrative Agent, which consent shall not be unreasonably withheld.

     (e) Borrowers shall deliver to the Administrative Agent an updated Section 3.13(b), 3.13(d), 3.13(f) and 5.1(n) of Schedule A within five (5) days of any change thereto; provided, that delivery or receipt of such subsequent disclosure shall not relieve or otherwise constitute a waiver by Administrative Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters disclosed or a breach of the underlying covenant, representation or warranty (regardless of such disclosure);

     (f) All depositary and other accounts maintained by Borrowers and each Guarantor are described on Section 3.13(f) of Schedule A hereto, which description includes for each such account the name of the Related Party maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. No Borrower or Guarantor shall open any new accounts unless such Related Party shall have given Administrative Agent at least ten (10) Business Days’ prior written notice of its intention to open any such new accounts.

     (g) Borrowers shall take any and all actions necessary or reasonably requested by the Administrative Agent, from time to time, to (i) cause the Administrative Agent to obtain exclusive control of any investment property owned by Borrowers in a manner acceptable to Administrative Agent, and (ii) obtain from any issuers of investment property and such other Persons, for the benefit of Administrative Agent, written confirmation of Administrative Agent’s control over such Investment Property. For purposes of this Section 3.13(g), Administrative Agent shall have exclusive control of investment property if (i) such investment property consists of certificated securities and the applicable Borrower delivers such certificated securities to the Administrative Agent (with appropriate endorsements if such certificated securities are in registered form); (ii) such investment property consists of uncertificated securities and either (x) the applicable Borrower delivers such uncertificated securities to the Administrative Agent or (y) the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, that it shall comply with instructions originated by Administrative Agent without further consent by such Borrower, and (iii) such investment property consists of security entitlements and either (x) Administrative Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance reasonably satisfactory to Administrative Agent, that it shall comply with entitlement orders originated by Administrative Agent without further consent by any Borrower.

     Section 3.14. LENDER'S PAYMENT OF CLAIMS. Administrative Agent may, in its sole discretion, discharge or obtain the release of any Lien asserted by any Person against the

Collateral (other than Liens permitted pursuant to Section 6.2 hereof). All sums paid by Administrative Agent in respect thereof shall be payable, on demand, by Borrowers to Administrative Agent and shall be a part of the Indebtedness.

ARTICLE 4
CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES

     Section 4.1. INITIAL ADVANCE. The obligation of Lender Parties to make the initial Loan Advance hereunder is subject to the fulfillment, to the satisfaction of Administrative Agent, Lenders and their counsel, of each of the following conditions prior to such initial Loan Advance:

     (a) Loan Documents. Administrative Agent shall have received each of the following Loan Documents: (i) this Agreement executed by the respective parties; (ii) Schedule A executed by the respective parties; (iii) the initial Note(s) executed by Borrowers; (iv) each Guaranty Agreement executed by the respective Guarantor, JV Partner or Validity Guarantor, as applicable; (v) each Pledge Agreement executed by the applicable Related Party; (vi) the Custodial Agreement executed by Borrower, Administrative Agent and the Custodian; (vii) the Account Control Agreements executed by the parties thereto; (viii) the Trafalgar Subordination Agreement executed by the Trafalgar Subordinated Lenders, the Borrowers, Carbiz Parent and Administrative Agent, and (ix) such other documents, instruments and agreements in connection herewith as Administrative Agent shall require, executed, certified and/or acknowledged by such parties as Administrative Agent shall designate;

     (b) Payoff Letter from Existing Lender. Borrowers' existing lender(s), if any, shall have executed and delivered a payoff letter (and lien release documentation, as applicable) to and in favor of Administrative Agent, in form and substance acceptable to Administrative Agent in its sole discretion;

     (c) Charter Documents. Administrative Agent shall have received copies of Borrowers', Carbiz Parent’s and JV Partner’s charter documents, certified by the appropriate official of such Person’s jurisdiction of organization and Borrowers’, Carbiz Parent’s and JV Partner’s bylaws, partnership agreement or operating agreement, as applicable, each as amended, modified, or supplemented to the Closing Date and each certified by the Secretary of such Borrower, Carbiz Parent or JV Partner, as applicable;

     (d) Good Standing. Administrative Agent shall have received a good standing certificate with respect to each Borrower, Carbiz Parent and JV Partner, dated within thirty (30) days of the Closing Date, by the appropriate official of such Person’s jurisdiction of organization (unless such jurisdiction does not issue such certificates), which certificate shall indicate that Borrower and such Guarantor are in good standing in such jurisdiction;

     (e) Foreign Qualification. Administrative Agent shall have received certificates with respect to each Borrower and each Guarantor relating to such Person’s qualification to do business in each state where such Person maintains assets or in which such Person’s failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, each dated within thirty (30) days of the Closing Date, issued by the appropriate official of each state and indicating that such Person is qualified to do business in such state and in good standing;

     (f) Authorizing Resolutions and Incumbency. Administrative Agent shall have received a certificate from the Secretary of each Borrower and each Guarantor attesting to (i) the adoption of resolutions of each respective Board of Directors, partners or members, as applicable authorizing the borrowing of money from Lenders or the guaranty of the Indebtedness, as the case may be, the pledge of and granting of Liens upon its assets, and execution and delivery of this Agreement and the other Loan Documents to which such Borrower or such Guarantor are a party, and authorizing specific officers of such Borrower or such Guarantor to execute same, and (ii) the authenticity of original specimen signatures of such officers;

     (g) Initial Availability Report. Administrative Agent shall have received an initial Availability Report from Borrower Representative executed by an authorized representative of Borrower Representative and supporting documentation as the Administrative Agent may reasonably request, to confirm that after making the initial advance hereunder, satisfying all trade payables older than sixty (60) days from invoice date, book overdrafts and closing costs, Availability on Eligible Receivables shall not be less than $100,000;

     (h) Property and Liability Insurance. Administrative Agent shall have received the insurance certificates and certified copies of policies required herein, along with a loss payable endorsement naming Administrative Agent, for the benefit of the Lender Parties, as sole loss payee and as additional insured, all in form and substance reasonably satisfactory to Administrative Agent and its counsel;

     (i) Searches; Certificates of Title. Administrative Agent shall have received evidence reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Administrative Agent, for the benefit of the Lender Parties, and shall have received other background reports and information with respect to Borrowers, Guarantors, members of Borrowers’ and Guarantors’ senior management, the owners of Borrowers and Guarantors, and any other Person who provides financial or collateral information to the Administrative Agent, which are satisfactory to Administrative Agent, in Administrative Agent’s sole discretion;

     (j) Landlord and Mortgagee Waivers. Administrative Agent shall have received landlord and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located;

     (k) Fees. Borrowers shall have paid all fees payable by it on the Closing Date pursuant to this Agreement, including without limitation, fees and expenses of Administrative Agent’s counsel;

     (l) Opinion of Counsel. Administrative Agent shall have received an opinion of Borrowers' and Guarantors’ counsel, covering such matters as Administrative Agent shall reasonably determine, which opinion shall be in form and substance reasonably satisfactory to Administrative Agent;

     (m) Solvency Certificate. A signed certificate of the Borrowers' duly elected Chief Financial Officer concerning the solvency and financial condition of the Borrowers, in form and substance reasonably acceptable to Administrative Agent;

     (n) Collection Account. The Collection Account shall have been established to the reasonable satisfaction of Administrative Agent in its sole discretion;

     (o) Trafalgar Subordinated Debt Proceeds. Administrative Agent shall have received evidence, in form and substance acceptable to Administrative Agent, that Carbiz Parent shall received and distributed to Borrower Representative, not less than $849,886.20 of cash proceeds of the Trafalgar Subordinated Debt.

     (p) Custodian Deliverables. The Custodian shall have received the Consumer Loan Documents and all other documents, instruments and writings required to be delivered to the Custodian hereunder and under the Custodian Agreement and Administrative Agent shall have received the Custodial Certificate from the Custodian relating thereto;

     (q) No Material Adverse Effect. No event or condition has occurred since January 31, 2006, or is existing which has had or could reasonably be expected to have (i) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of any Borrower or any Guarantor, or (ii) a material adverse effect on the ability of any Borrower or any Guarantor to perform its obligations under the Loan Documents.

     (r) Cash Management Systems. Borrowers have established cash management systems acceptable to the Administrative Agent, in its discretion.

     (s) Due Diligence. The Administrative Agent and the Lender Parties shall have completed all business, legal and collateral due diligence (including, without limitation, completion by the Administrative Agent or its agents of an examination and inspection of the Collateral, Borrowers’ financial information including monthly projections, Borrowers’ historical performance and background investigations of key members of management of the Borrowers), and the results of such due diligence are satisfactory to the Administrative Agent and the Lender Parties, in their sole discretion.

     (t) Litigation. There is no material action, suit, proceeding or investigation pending or threatened against or affecting any Related Party before or by any court, administrative agency or other governmental authority, except as may be acceptable to Administrative Agent and Initial Lender.

     (u) Investment Banking Fee. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, of (i) the payment of all investment banking and similar advisory fees and expenses to GVC Financial Services, LLC (which fees and expenses Borrowers hereby represent to Administrative Agent and the Lenders to be an amount not in excess of $500,000 in the aggregate) or (ii) satisfactory arrangements for the payment of such fees and expenses from the initial proceeds of the Loan on the Closing Date.

     (v) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance reasonably satisfactory to Administrative Agent and its counsel.

     Section 4.2. ALL ADVANCES. The obligation of any Lender to make any Loan Advance hereunder (including the initial Loan Advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of each Borrower and each Guarantor set forth in this Agreement and the other Loan Documents shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Default or Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrowers’ business, operations, financial condition, or assets or in the prospect of repayment of the Indebtedness or the enforceability of the material terms of any Loan Document; (d) the Custodian shall have received the Consumer Loan Documents, all related Auto Titles and other documents, instruments and writings related to each Receivable being financed by such advance and shall have provided a written certification regarding receipt of same to Administrative Agent; (e) Administrative Agent shall have received such other approvals, opinions or documents as Administrative Agent shall reasonably request; and (f) Borrower Representative shall have submitted to Administrative Agent a completed Request for Advance in the form and substance of Exhibit A attached hereto, on or before the Business Day preceding the date such advance is requested.

     Section 4.3. ALL ADVANCES TO CONSTITUTE ONE LOAN . All evidences of credit, loans and advances made by a Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan of such Lender, and all indebtedness and obligations of Borrower to Lender Parties under this Agreement and all other such documents and instruments shall constitute Indebtedness secured by Administrative Agent's security interest, for the benefit of the Lender Parties, in all of the Collateral and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower to Administrative Agent, for the benefit of the Lender Parties. Borrower agrees that all of the rights of Lender Parties set forth in this Agreement shall apply to any modification of or supplement to this Agreement and any other such documents and instruments.

     Section 4.4. ADVANCES. Administrative Agent shall have the right in Administrative Agent's discretion (but shall not be required), subject to availability hereunder on behalf of and without notice to Borrower, to make and use Loan Advances to pay Lender Parties for any amounts due to Lender Parties pursuant to this Agreement or any other Loan Document, or to cure any default hereunder, notwithstanding the expiration of any applicable cure period

(and Administrative Agent shall be deemed a Lender hereunder with respect to any Loan Advance so made).

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BORROWERS AND RELATED PARTIES.

     Section 5.1. REPRESENTATIONS AND WARRANTIES. To confirm Lender Parties’ understanding concerning the Borrowers and Related Parties and their businesses, properties and obligations, and to induce Lender Parties to enter into this Agreement and to extend credit hereunder, each Borrower and each Guarantor party hereto hereby continuously represents and warrants to Lender Parties that, during the term of this Agreement and so long as any Indebtedness remains outstanding:

     (a) Each Related Party is a corporation or limited liability company, as applicably duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary company power and authority to enter into this Agreement and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

     (b) Each Related Party operates its business only under its legal name and the assumed names listed on Schedule 5.1(b) of Schedule A attached hereto and except as set forth on Schedule 5.1(b) of Schedule A, has not used any other assumed name or prior legal name for the operation of its business activities for the previous seven (7) years.

     (c) Each Related Party and JV Partner has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which such Related Party is a party are the legal, valid and binding obligations of such Related Party and are enforceable against such Related Party in accordance with their terms.

     (d) Each Validity Guarantor is competent to enter into its respective Validity Guaranty and to perform all of such Validity Guarantor's obligations thereunder.

     (e) The execution, delivery and performance by each Related Party of this Agreement and the other Loan Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Person; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Person is a party or by which it or any of its assets or properties may be bound or affected; and no Related Party is in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     (f) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by any Related Party of this Agreement or any other Loan Document for the valid consummation of the transactions contemplated hereby or thereby.

     (g) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or, to the knowledge of any Related Party, threatened against or affecting any Related Party before or by any court, administrative agency, other governmental authority or arbitrator of any kind that brings into question the validity of the transactions contemplated hereby, or that could reasonably be expected to result in any material adverse change in the businesses, assets, properties or financial conditions of any Related Party.

     (h) No Related Party is in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

     (i) Each Related Party has good and marketable title to its assets and properties as reflected in its financial statements furnished to Administrative Agent.

     (j) Each of the financial statements furnished to Administrative Agent by Related Parties was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof; and each Related Party hereby certifies that there have been no material adverse changes in their condition, financial or otherwise, since the date of such statements, and there are no known contingent liabilities not provided for or disclosed in such statements.

     (k) Neither this Agreement, any Availability Report or any statement or document referred to herein or delivered to any Lender Party by any Related Party contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

     (l) Each Related Party has good, indefeasible and merchantable title to and ownership of its respective Collateral, free and clear of all Liens, except those of Administrative Agent and except Liens permitted pursuant to Section 6.2(a) hereof.

     (m) All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of each Borrower and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; no Borrower or other Related Party has knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Account Debtor on the books and records of Borrowers shall reflect the amounts of and dates on which said payments were actually made.

     (n) Each place of business of each Related Party is only at the locations set forth in Section 5.1(n) of Schedule A attached hereto. No Related Party shall begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrowers' principal place of business without first notifying Administrative Agent.

     (o) The present value of all benefits vested under all Plans of the Related Parties or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

     (p) The liability to which any Related Party or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if such Related Party or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi- employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

     (q) No Related Party is engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. All of the outstanding securities of each Related Party have been offered, issued, sold and delivered in compliance with, or are exempt from, all United States and Canadian federal, state, provincial, and local laws and rules and all regulations of United States and Canadian federal, state and provincial regulatory bodies governing the offering, issuance, sale and delivery of securities.

     (r) No Related Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

     (s) Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information.

     (t) To the best of Related Parties’ knowledge, the land and improvements owned or leased by each Related Party for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

     (u) Each Related Party is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of such Related Party’s assets, at fair saleable valuation, exceeds the sum of its liabilities. No Related Party shall be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in each Related Party is not now and shall not foreseeably become unreasonably small to permit such Related Party to carry on its business and transactions and all businesses and transactions in which it is about to engage. No Related Party intends to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

     (v) Administrative Agent has a perfected first priority security interest, for the benefit of the Lender Parties in favor of Lender in all of Related Parties’ right, title and interest in the Collateral, prior and superior to any other Lien, except for Liens permitted under Section 6.2(a) hereof.

     (w) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of any Related Party or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. No Related Party is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of any Related Party.

     (x) Section 5.1(x) of Schedule A attached hereto correctly and completely sets forth for each Related Party (i) its full legal name and state of organization, (ii) its Federal Tax Identification Number; (iii) its chief executive office, (iv) all prior names used in the last five (5) years (including, without limitation, such Related Party’s predecessors in interest as a result of a merger or consolidation) and (v) the charter or other similar organizational identification number for such Related Party in its state or province of organization.

     Section 5.2. REPRESENTATIONS AND WARRANTIES AS TO ELIGIBLE RECEIVABLES . With respect to the Eligible Receivables, the Borrowers hereby continuously represent and warrant to Lender Parties that during the term of this Agreement and so long as any of the Indebtedness remains unpaid: (i) in determining which Receivables are “Eligible Receivables,” Administrative Agent may rely upon all statements or representations made by Borrowers; and (ii) those Receivables designated as Eligible Receivables meet the following requirements at the time any Request for Advance is provided to Administrative Agent:

     (a) Each Eligible Receivable is genuine, is in all respects what it purports to be and the Consumer Loan Documents evidencing such Eligible Receivable has only one original counterpart and include only one original promissory note which constitutes an instrument under the UCC and no Person other than Administrative Agent or the Custodian is in actual or constructive possession of any such original Consumer Loan Documents;

     (b) The Eligible Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

     (c) The amounts of the face value shown on any schedule of Receivables provided to Administrative Agent, and/or all invoices or statements delivered to Administrative Agent with respect to any Eligible Receivables, are actually and absolutely owing to Borrowers and are not contingent for any reason;

     (d) No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Borrowers have not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Borrowers in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of such Eligible Receivable;

     (e) To Borrowers’ knowledge, no facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Administrative Agent with respect thereto;

     (f) To Borrowers’ knowledge, all Account Debtors in connection with Eligible Receivables: (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as they become due;

     (g) To Borrowers' knowledge, no proceedings or actions are threatened or pending against any Account Debtor that might result in any material adverse change in the Account Debtor's financial condition;

     (h) The Eligible Receivables have not been assigned or pledged to any Person other than Administrative Agent, for the benefit of the Lender Parties and a second priority assignment and pledge in favor of the Trafalgar Subordinated Lenders;

     (i) The goods giving rise to the Eligible Receivables are not, and were not at the time of the sale thereof, subject to any Lien except those of Administrative Agent, for the benefit of the Lender Parties, those removed or terminated prior to the date hereof or those subordinated to Administrative Agent's security interest pursuant to the Trafalgar Subordination Agreement;

     (j) To Borrowers’ knowledge, the Eligible Receivables satisfy the applicable criteria set forth in Section 1.1(a)(i) through (v) of Schedule A attached hereto;

     (k) All Consumer Loan Documents represent the legal, valid and binding payment obligation of the applicable Account Debtors, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other Laws (including, but not limited to principles of equity) affecting the rights of creditors;

     (l) No instrument of release or waiver has been executed in connection with any Consumer Loan Document, and no Account Debtor has been released from its obligations thereunder, in whole or in part, and no action has been taken by any Borrower to release any collateral under the Consumer Loan Documents (other than releases of collateral in respect of Receivables that have been paid in full);

     (m) Except as disclosed in writing to Administrative Agent, no Consumer Loan Document has been amended after the date on which such contract is pledged to the Administrative Agent, for the benefit of the Lender Parties, hereunder in any material respect or such that the amount of any monthly payment or the total number of the monthly payments is increased or such that the amount of any monthly payment or the total number of monthly payments is decreased;

     (n) No Related Party, JV Partner or Validity Guarantor (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; and

     (o) Each Related Party is in compliance with the Patriot Act. No part of the proceeds of any of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 6
COVENANTS AND OTHER AGREEMENTS

     Section 6.1. AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Indebtedness remains unpaid and until Lender Parties’ obligations to make advances under this Agreement have terminated, each Borrower and each Guarantor party hereto agrees and covenants, jointly and severally, that they shall:

     (a) Pay or cause to be paid currently all of their expenses and Liabilities, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

     (b) Maintain, preserve, and protect the Collateral, including, but not limited to, keeping all Consumer Loan Documents and other written records otherwise evidencing the

Collateral in a fire proof cabinet (subject to the delivery requirements to the Custodian set forth herein and in the Custodian Agreement).

     (c) Furnish to Administrative Agent prompt written notice as to the occurrence of any Default or Event of Default hereunder.

     (d) Furnish to Administrative Agent prompt notice of: (i) any development related to the business, financial condition, properties or assets of any Related Party that would have or has a materially adverse affect on such business, financial condition, properties or assets, or ability to perform their obligations under this Agreement and the other Loan Documents and (ii) any material and adverse litigation or investigation to which any of them may be a party.

     (e) Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and each Related Party shall preserve its existence, licenses or qualifications as a domestic corporation, limited liability company or limited partnership, as applicable, in the jurisdiction of its organization and as a foreign organization in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign organization necessary, and to maintain all other material organizational rights and franchises, provided, however, nothing herein shall be construed to prevent any Related Party from closing any retail location in the good faith exercise of its business judgment.

     (f) Comply, and cause each affiliate to comply, with all statutes, governmental rules and regulations applicable to them and their business (including, without limitation, applicable usury and consumer Laws).

     (g) Permit and authorize Administrative Agent and allow Administrative Agent, (i) to, without notifying any Related Party, make such inquiries or investigation through business credit, other credit reporting services or other sources concerning any Related Party as Administrative Agent, in its sole discretion, shall deem appropriate and (ii) to (upon prior written notice to Borrower Representative to the extent no Event of Default shall have occurred and be continuing) inspect, audit and examine the Collateral at the premises of Related Parties.

     (h) Cause all debt due from Borrower to any of Borrowers direct or indirect shareholders or equity interest holders or any other Person to be subordinated to the Indebtedness pursuant to a subordination agreement in form and substance satisfactory to Administrative Agent.

     (i) Provide Administrative Agent sixty (60) days prior written notice of Borrower initiating any activities in any state other than the then-Approved States. Lender shall not provide financing for any Receivable generated in a state other than the Approved States until Administrative Agent’s counsel has reviewed applicable lending and homestead laws in such new state and Administrative Agent has approved activities in such new state by adding such new state to the Approved State list.

     (j) Cause each Consumer Loan Document to have only one original counterpart.

     (k) Purchase or make Consumer Loans evidenced by Consumer Loan Documents which are solely on forms that are in compliance with applicable state and federal Laws.

     (l) Deliver to the Custodian (or Administrative Agent) the original Consumer Loan Documents and all other documentation required by Section 3.4 hereof to be governed by the terms of the Custodial Agreement.

(m) [ Reserved. ]

     (n) Execute and deliver to Administrative Agent such assignment documents in addition to the stamp required in Section 3.6 hereof if reasonably requested by Administrative Agent from time to time in connection with Administrative Agent’s ability to transfer ownership of the Consumer Loan Documents to Administrative Agent or its assigns, and all collateral securing the Consumer Loan Documents after and during the occurrence of an Event of Default.

     (o) Provide Administrative Agent with evidence of Related Parties’ insurance (including, without limitation, property damage and liability insurance) issued by a reputable carrier, as reasonably required by Administrative Agent (which insurance shall be in such amounts and cover such risks as is customarily carried by businesses similarly situated). This insurance shall reflect Administrative Agent, for the benefit of the Lender Parties, as the loss payee or additional insured, as required by Administrative Agent, and contain a provision that Administrative Agent shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance.

     (p) Maintain at all times as executive officers and principals of the Borrowers, each of the Validity Guarantors.

     (q) At its own cost and expense, cause (and cause each Subsidiary of such Person) to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Liens permitted on Section 6.2(a) hereof) in favor of Administrative Agent, for the benefit of the Lender parties on the assets of such Person and its Subsidiaries (including assets acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

     (r) Concurrently with the acquisition by such Person or any of its Subsidiaries following the Closing Date of any owned real estate, such Person will (or will cause its Subsidiaries to), within thirty (30) days following written request by Administrative Agent, deliver or cause to be delivered to Administrative Agent, with respect to such real estate, (i) a mortgage or deed of trust, as applicable, in form and substance reasonably satisfactory to Administrative Agent, executed by the title holder thereof, (ii) an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent in form and substance and in amounts reasonably satisfactory to Administrative Agent insuring Administrative Agent's first priority Lien on such real estate, free and clear of all defects and encumbrances except Liens permitted under Section 6.2(a) hereof; (iii) a current ALTA survey, certified to Administrative Agent by a licensed surveyor, in form and substance reasonably satisfactory to Administrative Agent, and (iv) a certificate, in form and substance acceptable to Administrative Agent, to Administrative Agent from a national certification agency acceptable to Administrative Agent, certifying that such real estate is not located in a special flood hazard area; and in the case of any acquisition of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be reasonably requested by Administrative Agent, all of which shall be in form and substance reasonably satisfactory to Administrative Agent.

     (s) The End of Month Delinquency set forth in Section 12 of the Availability Report shall be delivered to Administrative Agent by Borrower hereunder as determined pursuant to the Aging Procedures and Eligibility Test.

     (t) Within thirty (30) days of the date hereof, deliver to Administrative Agent, a fully executed physical and online data access agreement by the operator of the Borrowers’ back-up server co-location facility located at 6288 Tower Lane, Sarasota, FL 34240, which access agreement shall be in form and substance reasonably satisfactory to Administrative Agent.

     (u) Within fifteen (15) days of the date hereof, deliver to Administrative Agent, a fully executed Secretary’s Certificate in respect of JV Partner, including as certified attachments thereto, true complete and correct copies of the articles of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of the Loan Documents to which JV Partner is a party, all of the foregoing inform and substance satisfactory to Administrative Agent.

     (v) Within thirty (30) days of the date hereof, deliver to Administrative Agent, copies of the fully executed Trafalgar Subordinated Debt Documents, which Trafalgar Subordinated Debt Documents shall be certified as true, complete and correct by Borrower Representative.

     As an accommodation to the Borrowers, Administrative Agent and Initial Lender have agreed to make the initial Loan Advances hereunder notwithstanding that certain conditions to closing have not been satisfied. In consideration of such accommodation, the Borrowers have agreed to the post-closing delivery covenants set forth in clauses (t), (u) and (v), and acknowledge and agree that their failure to comply with such covenants within the time periods provided therein (as such time periods may be extended by Administrative Agent in its sole discretion) shall constitute and immediate and material Event of Default hereunder.

     Section 6.2. NEGATIVE COVENANTS. During the term of this Agreement and until the Indebtedness secured hereby has been paid in full and all of Lenders’ obligations to make advances under this Agreement have terminated, each Borrower and each Guarantor party hereto jointly and severally covenants and agrees that they shall not, without Administrative Agent’s and Required Lenders prior written consent, do any of the following:

     (a) Incur or permit to exist any Lien with respect to the Collateral now owned or hereafter acquired by any Borrower, except (i) Liens in favor of Administrative Agent, for the benefit of the Lender Parties, (ii) purchase money security interests granted by the Borrower in connection with specific capital expenditures permitted pursuant to Section 6.2(f)(iv), provided, however, that the amount of the purchase money security interest shall not exceed one hundred (100%) percent of the purchase price of the asset being acquired including finance charges and no asset of the Related Parties other than the acquired asset is used to secure the purchase price thereof; (iii) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (v) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (vii) easements, zoning restrictions, rights-of-way and similar encumbrances, including reversionary clauses, on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers.

     (b) Delegate, transfer or assign any of their obligations or liabilities under this Agreement or any other Loan Document, or any part thereof, to any other Person.

     (c) Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other Person; (iii) any sale, transfer, conveyance or lease of all or substantially all of any Related Party’s assets or properties; or (iv) any sale or assignment with or without recourse of any Receivables.

     (d) Cause or take any of the following actions with respect to any Related Party: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Related Party’s outstanding securities; or (ii) purchase or acquire, directly or indirectly, any Related Party’s shares of capital stock, evidences of indebtedness or other securities of any person or entity.

     (e) Amend, supplement or otherwise modify any Related Party’s charter documents or bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable, (i) which would have a material adverse affect on the condition and operations, prospects or financial condition of such Related Party, (ii) in a manner Adverse to the Lender Parties or (iii) without providing copies of any such amendment, supplement or modification to Administrative Agent substantially contemporaneously with the adoption thereof.

     (f) Incur, assume or suffer to exist any Liabilities (including any contingent liabilities) or otherwise become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) the Trafalgar Subordinated Debt, (iv) purchase money indebtedness in an aggregate outstanding amount not to exceed $50,000 at any time relating to purchases by Borrowers of office equipment, shop equipment and similar items, or (v) other Liabilities consented to in writing by Administrative Agent and Required Lenders.

     (g) Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any Person, other than extensions of Credit made by Borrowers in the ordinary course of Borrowers' business.

     (h) Amend, modify, or otherwise change in any respect any material agreement, instrument, or arrangement (written or oral) by which such Related Party, or any of its assets, are bound.

     (i) Reserved.

     (j) Change its name, convert from one type of entity to another type, change its principal place of business, or make any material changes in the nature of its business as carried on as of the date hereof; provided, however, a Related Party may change its name as long as (i) such Related Party gives Lender thirty (30) days prior written notice thereof, and (ii) such Related Party executes and delivers, prior to any such name change, any and all documents and agreements requested by Administrative Agent to confirm the continuation and preservation of all Liens granted to Administrative Agent, for the benefit of the Lender Parties, hereunder.

     (k) Make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present business and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, (iv) create or acquire any Subsidiary or (v) make any acquisitions of material properties or assets of another Person unless expressly allowed hereunder or otherwise consented to in writing by Administrative Agent.

(l) Reserved.

     (m) Permit Net Income, determined as at the end of each calendar month set forth below, to be less than the amount set forth below for the calendar month ending on such date:

Date	Minimum Net Income
March 31, 2007	($110,000)

April 30, 2007	($80,000)
May 31, 2007	($100,000)
June 30, 2007	($90,000)
July 31, 2007	($95,000)
August 31, 2007	($90,000)
September 30, 2007	($75,000)
October 31, 2007	($65,000)
November 30, 2007	($70,000)
December 31, 2007	($20,000)

January 31, 2008	($1,000)
February 29, 2008	($5,000)
March 31, 2008	($5,000)
April 30, 2008	($25,000)
May 31, 2008	($15,000)
June 30, 2008	($40,000)
July 31, 2008	($20,000)
August 31, 2008	($10,000)
September 30, 2008	($5,000)
October 31, 2008	($10,000)
November 30, 2008	($65,000)
December 31, 2008	($5,000)

January 31, 2009	($10,000)

February 28, 2009	$2,000
March 31, 2009	$5,000
April 30, 2009	$20,000
May 31, 2009	$25,000
June 30, 2009	$20,000
July 31, 2009	$40,000
August 31, 2009	$70,000
September 30, 2009	$70,000
October 31, 2009	$75,000
November 30, 2009	$45,000
December 31, 2009	$90,000

January 31, 2010	$90,000
February 28, 2010	$150,000
March 31, 2010	$150,000
April 30, 2010	$150,000
May 31, 2010	($150,000)
June 30, 2010	$150,000
July 31, 2010	$150,000
August 31, 2010	$150,000
September 30, 2010	$150,000
October 31, 2010	$150,000
November 30, 2010	$150,000
December 31, 2010	$150,000

January 31, 2011	$150,000

February 28, 2011	$150,000

March 31, 2011 and the last day of each calendar month thereafter	$150,000

     (n) Permit Tangible Net Worth, as of any date set forth below, to be less than the amount set forth below as of such date:

Date	Minimum Tangible Net Worth
March 31, 2007	($4,500,000)
April 30, 2007	($4,600,000)
May 31, 2007	($3,700,000)
June 30, 2007	($3,600,000)
July 31, 2007	($3,000,000)
August 31, 2007	($3,000,000)
September 30, 2007	($3,000,000)
October 31, 2007	($3,000,000)
November 30, 2007	($3,000,000)
December 31, 2007	($3,100,000)

January 31, 2008	($3,100,000)
February 29, 2008	($3,100,000)
March 31, 2008	($3,100,000)
April 30, 2008	($3,100,000)

May 31, 2008	($3,100,000)
June 30, 2008	($3,100,000)
July 31, 2008	($3,100,000)
August 31, 2008	($3,100,000)
September 30, 2008	($3,100,000)
October 31, 2008	($3,100,000)
November 30, 2008	($3,100,000)
December 31, 2008	($3,100,000)

January 31, 2009	($3,100,000)
February 28, 2009	($3,100,000)
March 31, 2009	($3,100,000)
April 30, 2009	($3,100,000)
May 31, 2009	($3,100,000)
June 30, 2009	($3,100,000)
July 31, 2009	($3,000,000)
August 31, 2009	($3,000,000)
September 30, 2009	($2,900,000)
October 31, 2009	($2,900,000)
November 30, 2009	($2,800,000)
December 31, 2009	($2,800,000)

January 31, 2010	($2,700,000)
February 28, 2010	($2,600,000)

March 31, 2010	($2,500,000)
April 30, 2010	($2,400,000)
May 31, 2010	($2,500,000)
June 30, 2010	($2,400,000)
July 31, 2010	($23,000,000)
August 31, 2010	($2,200,000)
September 30, 2010	($2,100,000)
October 31, 2010	($2,000,000)
November 30, 2010	($1,900,000)
December 31, 2010	($1,800,000)

January 31, 2011	($1,700,000)
February 28, 2011	($1,600,000)
March 31, 2011 and the last day of each calendar month thereafter	($1,500,000)

     (o) Except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or Related Party, as the case may be, than those which might be obtained from a third party not an Affiliate of any Related Party, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Related Party.

     (p) Change its fiscal year, without the prior written consent of Administrative Agent.

     (q) Directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of the Trafalgar Subordinated Debt, except for regularly scheduled payments of interest (but no voluntary prepayments) in respect of the Trafalgar Subordinated Debt made in full compliance with the Trafalgar Subordination Agreement; or (b) amend or otherwise modify the terms of the Trafalgar Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, the Trafalgar Subordinated Debt; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of the Trafalgar Subordinated Debt; (iii) change any event of default or add or make more restrictive any covenant with respect to the Trafalgar Subordinated Debt; (iv) change the prepayment provisions of the Trafalgar Subordinated Debt or any of the defined terms related thereto; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on any holder of the Trafalgar Subordinated Debt in a manner adverse to Borrowers, any other Related Party, Administrative Agent or Lenders.

     (r) Will not, and will not permit any Subsidiary of such Person to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution; provided that the foregoing shall not restrict or prohibit any Borrower or Subsidiary from making dividends or distributions, directly or indirectly, to a Borrower and shall not restrict or prohibit Distributions, directly or indirectly, to Carbiz Parent at such times and in such amounts as are necessary to permit:

     (i) purchases of shares of (or options to purchase shares of) equity interests in Carbiz Parent or options therefor from employees of any Related Party upon their death, termination of their employment or retirement, so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing, (ii) Borrowers are in compliance on a pro forma basis with the financial covenants set forth in Section 6.2 (as computed for the most recently ended month) for which information is available and is in compliance with all other terms and conditions of this Agreement and (iii) (x) Availability on Eligible Receivables minus outstanding Indebtedness is equal to or greater than $150,000 and (y) such purchases or payments after the date hereof do not exceed $50,000 in any fiscal year and do not exceed $150,000 in the aggregate from and after the Closing Date; or

(ii) so long as no Event of Default shall have occurred and be continuing both before and after giving effect to any such Distribution, (a) payment of taxes by Carbiz Parent and (b) payment of administrative expenses (including without limitation the payment of reasonable director fees) payable by Carbiz Parent in an aggregate amount, with respect to all such administrative expenses, not to exceed $150,000 in any fiscal year.

     (s) Establish or maintain any deposit account, securities account or other similar account with any financial institution unless such Related Person and Administrative Agent shall have entered into an Account Control Agreement with such financial institution.

     Section 6.3. REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, each Related Party agrees and covenants, jointly and severally, to maintain (a) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Administrative Agent and (b) standard operating procedures applicable to all of their locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Administrative Agent may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Administrative Agent shall have the right to recast any financial statement or report presented to Administrative Agent by or on behalf of any Related Party to comply with GAAP. During the term of this Agreement and so long as any of the Indebtedness remains unpaid and for so long as the Borrowers’ shall have failed to deliver to Administrative Agent, a collateral access agreement in form and substance satisfactory to Administrative Agent with respect to Borrowers’ principal place of business located at 7405 N. Tamiami Trail, Sarasota, Florida, Borrowers shall maintain a duplicate set of all material records (including, without limitation, all files, books and records with respect to the Borrowers’ Accounts) at a location with respect to which Administrative Agent shall have received a collateral access agreement in form and substance satisfactory to Administrative Agent.

     Section 6.4. ACCOUNT DEBTORS ADDRESSES. Borrowers agree to furnish to Administrative Agent from time to time, promptly upon request, a list of all Account Debtors' names and their most current addresses. Borrowers agree that Administrative Agent may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of a Borrower and upon the occurrence of an Event of Default in the name of Administrative Agent or such other name as Administrative Agent may choose.

     Section 6.5. FINANCIAL REPORTS. Related Parties shall furnish to the Administrative Agent and its duly authorized representatives such information respecting the business and financial condition of the Related Parties as the Administrative Agent may reasonably request, and without any request, the following financial statements and reports, in a form satisfactory to Administrative Agent:

     (a) On the second Business Day of each calendar week, for the period ending as of the last Business Day of the immediately preceding calendar week: (i) an Availability Report in the form and substance of Exhibit C attached hereto, and (ii) a Schedule of Receivables and Assignment in form and substance of Exhibit D attached hereto

     (b) As soon as available, and in any event within twenty (20) calendar days after the end of each fiscal month, a Compliance Certificate in form and substance of Exhibit E attached hereto.

     (c) As soon as available, and in any event within twenty (20) calendar days after the close of each month, a copy of the consolidated and consolidating balance sheet of Carbiz Parent and its consolidated Subsidiaries as of the close of the preceding month and the consolidated and consolidating statements of income, retained earnings and cash flows of the Carbiz Parent and its consolidating Subsidiaries for the preceding month, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year (to the extent available to compare), prepared in accordance with GAAP, consistently applied, provided that Administrative Agent hereby agrees to hold such financial statements as confidential in accordance with such Administrative Agent's customary procedures for handling confidential information, except that disclosure of such information may be made (i) to its respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans in accordance with applicable securities laws, (iii) as required by law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of a Related Party and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such securitization.

     (d) As soon as available, and in any event within ninety (90) calendar days after the close of each fiscal year of the Carbiz Parent and its consolidating Subsidiaries, a copy of the consolidated and consolidating balance sheets of Carbiz Parent and its consolidating Subsidiaries as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of Carbiz Parent and its consolidating Subsidiaries for such period, and all supporting schedules and footnotes thereto, all in detail reasonably satisfactory to Administrative Agent, prepared in accordance with GAAP, consistently applied. All such annual financial statements shall be audited by Christopher, Smith, Leonard, Bristow & Stanell, P.A. or such other firm of independent public accountants of recognized standing, selected by the Borrowers and reasonably satisfactory to the Administrative Agent, in accordance with GAAP, and shall be accompanied by the written statement of the accountants who prepared the audited financial statements, certifying whether such accountants have obtained knowledge of any Event of Default under the Loan Documents;

     (e) As soon as available, and in any event within forty-five (45) calendar days prior to the close of each annual accounting period of the Borrowers, proforma balance sheets and statements of income, retained earnings and cash flows of Carbiz Parent and its consolidating Subsidiaries for the next annual accounting period;

     (f) As soon as available, and in any event within forty-five (45) calendar days after the end of each calendar year, financial statements of each Validity Guarantor as of the close of such period, such personal financial statement shall be in form and detail satisfactory to Administrative Agent;

     (g) Promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Related Party’s or any of their subsidiary’s operations or concerning significant aspects of any Related Party’s or any of their subsidiary’s financial affairs, given to it by its independent public accountants;

     (h) Promptly after receipt thereof and in no event more than five (5) Business Days thereafter, a copy of each audit or other report made by any state or federal agency of the books and records or assets of any Related Party of their compliance or non-compliance with applicable laws relating to the underwriting, origination, servicing and/or collection of loans;

     (i) Promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of any responsible officer of Borrower, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against any Related Party which, if adversely determined, would have a material adverse effect on the business operations or financial condition of any Related Party, or (ii) the occurrence of any Default or Event of Default hereunder;

     (j) As soon as available, a copy of all federal and state tax returns filed by each Related Party during the current fiscal year and each fiscal year hereafter;

     (k) Within ten (10) calendar days of a request therefor from the Administrative Agent, such other information (whether financial or otherwise) regarding any Related Party as the Administrative Agent shall reasonably require; and

Each of the financial statements furnished to the Administrative Agent pursuant to subsections (c) and (d) of this Section shall be accompanied by a written certificate signed by the Chief Financial Officer or other authorized representative of the Borrowers, as the case may be, to the effect that to the best of the Chief Financial Officer’s or applicable authorized representative’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken to remedy the same.

     Section 6.6. NOTICE OF CHANGES. Borrowers shall promptly notify Administrative Agent in writing of any change of their officers, directors or key employees; change of location of its chief executive office; any acquisition, disposition or reorganization of any subsidiary, affiliate or parent of any Related Party; change of any Related Party’s name; death or withdrawal of any partner (if Borrower is a partnership); any sale or purchase out of the regular course of any Related Party’s business; litigation of which any Related Party is a party or governmental investigations of which any Related Party is a target; and any other material change in the business or financial affairs of any Related Party.

     Section 6.7. NOTICE OF COMMERCIAL TORT CLAIMS. Borrowers shall promptly notify Administrative Agent in writing of any commercial tort claims Borrowers may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrowers’ damages, copies of any complaint or demand letter submitted by the Borrowers, and such other information as the Administrative Agent may reasonably request.

Section 6.8. OUTSIDE DIRECTOR

     (a) Without the authorization and direction of its Outside Director (as defined below), no Borrower shall: institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceeding against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or admit in writing its ability to pay its debts generally as they become due.

     (b) Without the affirmative vote of its Outside Director, no Borrower shall: for itself (i) liquidate or dissolve, in whole or in part; or (ii) amend any provisions of its certificate/articles of incorporation or by-laws containing provisions similar to those contained in this Section 6.8.

     (c) Each Borrower shall promptly elect and at all times maintain at least one independent director (an “Outside Director”), who shall be reasonably satisfactory to the Administrative Agent and shall not have been at the time of such individual’s appointment as Outside Director, and may not have been at any time during the preceding five (5) years, a shareholder of, or an officer, director or employee of any Borrower or its shareholders, Subsidiaries or Related Parties. Borrower shall provide director’s and officer’s insurance coverage with respect to the Outside Director, which coverage shall be reasonably satisfactory to the Outside Directors.

ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT . The occurrence of any one or more of the following events shall constitute an “Event of Default”:

     (a) Any Borrower or any Guarantor fails to pay the principal component of the Loan or any interest thereon when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Borrower or any Guarantor fails to pay any Indebtedness (other than the Indebtedness in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) calendar days after the same becomes due and payable.

     (c) If (i) any Borrower or any Guarantor fails or neglects to perform, keep or observe any of the covenants set forth in Sections 3.4, 3.9, 6.1 or 6.2 hereof, (ii) any Borrower, Guarantor, JV Partner or Validity Guarantor fails or neglects to perform, keep or observe any of the other terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated hereby and thereby, and the same is not cured to Administrative Agent's satisfaction within ten (10) days after Administrative Agent has given written notice to Borrower identifying such default or (iii) any representation, warranty or certification made by such Person herein or therein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter.

     (d) If the validity or enforceability of any Lien granted to Administrative Agent, for the benefit of the Lender Parties, to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other Lien shall be created or imposed upon the Collateral unless (i) such Lien is a Lien permitted pursuant to Section 6.2(a) hereof.

     (e) If any judgment or judgments in the aggregate against any Borrower or any Related Party (net of any insurance for which the insurance company has admitted liability) in an amount in excess of Fifty Thousand Dollars ($50,000.00), or any attachment or other levy against the properties or assets of any Borrower or any Related Party with respect to a claim for any amount in excess of Fifty Thousand Dollars ($50,000.00), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

     (f) Default in the payment of any sum due under any instrument evidencing indebtedness for borrowed money in excess of $50,000 (individually or in the aggregate) owed by any Borrower or any other Related Party to any Person, or any other default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the board of directors or manage the business of any Related Party.

     (g) If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without Borrower’s or any Related Party’s consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of any Borrower or any Related Party or of the whole or any substantial part of its properties or assets, or approving a petition filed against Borrower or any Related Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty (30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against Borrower or any Related Party and such petition shall not be dismissed within thirty (30) days.

     (h) An event shall occur which shall have a material adverse affect on the condition and operations or financial condition of any Borrower or any other Related Party or the enforceability of the material terms of any Loan Document.

     (i) If any Borrower or any other Related Party shall: (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) make an assignment for the benefit of their creditors; (iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated; (vii) admit in writing of their inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or (ix) take any action, corporate or otherwise, for the purpose of any of the foregoing.

     (j) Any of the following shall occur: (i) entry of a court order that enjoins, restrains or in any way prevents any Related Party from conducting all or any material part of its business affairs in the ordinary course of business or (ii) withdrawal or suspension of any license or authority required for the conduct of any material part of any Borrower’s or Related Party’s business.

     (k) If any Related Party, JV Partner or Validity Guarantor gives notice of termination or terminates its liability pursuant to its Guaranty Agreement executed in conjunction with this Agreement.

(l) The breach of any terms or conditions of the Custodian Agreement.

     (m) Any Loan Document securing the Indebtedness shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien in the assets having an aggregate value in excess of $25,000.

     (n) (i) Carbiz Parent shall cease to be the legal and beneficial owner of 100% of the issued and outstanding capital stock and other equity interests of Carbiz USA, (ii) Carbiz USA shall cease to be the legal and beneficial owner of (a) 100% of the issued and outstanding capital stock and other equity interests of Carbiz Auto Credit and (b) at least 50% of the issued and outstanding membership interests and other equity interests of Carbiz JV, or (iii) JV Partner shall cease to be the legal and beneficial owner of all membership and other equity interests of Carbiz JV not owned by Carbiz USA (in each case with respect to the foregoing (i) through (iii), on a fully diluted basis).

     (o) Carbiz Parent engaged in any type of business activity other than the ownership of the capital stock and other equity interests of Carbiz USA, performance of its obligations under the Loan Documents and Trafalgar Subordinated Debt Documents to which it is a party, maintenance of its corporate existence and activities ancillary to each of the foregoing, or Carbiz Parent takes any action which would cause any other Related Party to violate the provisions of Section 6.2 hereof.

     (p) Any Validity Guarantor shall die, become mentally incapacitated or otherwise become unable to fulfill his duties as an executive officer and principle of the Borrowers.

     (q) The Borrowers shall fail to receive, as a distribution from Carbiz Parent (i) the cash proceeds of an additional $750,000 of the Trafalgar Subordinated Debt (net of fees and expenses payable to the Trafalgar Subordinated Lenders pursuant to the terms of the Trafalgar Subordinated Debt Documents as in effect on the date hereof) on or before the forty-fifth (45th) day following the date hereof, or (ii) the cash proceeds of an additional $750,000 of the Trafalgar Subordinated Debt (exclusive of the cash proceeds referenced in clause (i) of this subsection

7.1(q)), net of fees and expenses payable to the Trafalgar Subordinated Lenders pursuant to the terms of the Trafalgar Subordinated Debt Documents as in effect on the date hereof) on or before the one hundred and twentieth (120th) day following the date hereof

     Section 7.2. ACCELERATION OF THE INDEBTEDNESS. Upon the occurrence of an Event of Default described in Sections 7.1(g) and (i) above, all of the Indebtedness shall thereupon be immediately due and payable, without demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor. Upon any such acceleration, any obligation of the Lender to make any additional advances on the Loan shall be permanently terminated and there shall automatically be added to the Indebtedness owing by Borrowers to the Lenders, as liquidated damages for the early termination of the credit facilities contemplated hereby, and not as a penalty, the Liquidated Damages.. During the continuance of any other Event of Default, the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to any Lender Party may, at the option of Administrative Agent and without demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor, be declared, and immediately shall become due and payable. During the continuance of any Event of Default, in accordance with Section 2.8 hereof, interest shall accrue on the Indebtedness at the Default Rate, without notice or demand to any Borrower or any Guarantor.

     Section 7.3. REMEDIES. If any Default shall occur and be continuing, Administrative Agent may protect and enforce Lender Parties’ rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document and the following rights and remedies:

     (a) All of the rights and remedies of a secured party under the UCC, as amended, or other applicable Law.

     (b) The right, to the fullest extent permissible by law, to: (i) enter upon the premises of any Related Party, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to any Related Party, through self-help and without judicial process, without first obtaining a final judgment or giving any Related Party notice and opportunity for a hearing on the validity of Administrative Agent's, for the benefit of the Lender Parties, claim, and remove the Collateral therefrom to the premises of Administrative Agent or any agent of Administrative Agent, for such time as Administrative Agent may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require any Related Party to assemble the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent, in Administrative Agent's reasonable discretion.

     (c) The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Administrative Agent, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. The requirement of reasonable notice to Related Parties of the time and place of any public sale of the Collateral or of the time after which any private sale either by Administrative Agent or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Related Parties at the address of Related Parties designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

     (d) Administrative Agent shall have the right to conduct such sales on Related Parties' premises or elsewhere and shall have the right to use Related Parties' premises without charge for such sales for such time or times as Administrative Agent may see fit. Administrative Agent is hereby granted a license or other right to use, without charge, Related Parties’ labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Related Parties' rights under all licenses and all franchise agreements shall inure to Administrative Agent’s benefit. The Related Parties agree to hold Administrative Agent harmless from any liability arising out of Administrative Agent's use of Related Parties' premises, labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to advertising for sale, marshaling or selling the Collateral.

     (e) Administrative Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and any Lender Party may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrowers to such Lender Party. The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorney's fees, expert witness fees incurred by Administrative Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all payments, other than principal and interest, due under this Agreement; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, Borrowers shall remain liable to Lender Parties therefor.

     (f) The right to appoint or seek appointment of a receiver, custodian or trustee of Borrowers or any of their properties or assets pursuant to court order.

     (g) The right to cease all advances hereunder.

     (h) All other rights and remedies that Lender Parties may have at law or in equity.

Additionally, if any Default or Event of Default shall occur and be continuing, Administrative Agent, on behalf of Lender Parties, may enforce the payment of any Indebtedness due to Lender

Parties or enforce any other legal or equitable right which Lender Parties may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

     Section 7.4. NO WAIVER. No delay, failure or omission of Administrative Agent to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Lender Parties may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrowers agree that no waiver by Lender Parties shall ever be legally effective unless such waiver shall be acknowledged and agreed to in writing by Lender Parties. No waiver of any Default or Event of Default by Lender Parties shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender Parties shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Administrative Agent at any time and from time to time of a partial payment or partial performance of any Related Party's obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender Parties of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

     Section 7.5. APPLICATION OF PROCEEDS . After an Event of Default shall have occurred and is continuing, all amounts received by Lender Parties on account of any Indebtedness and realized by Lender Parties with respect to the Collateral, including any sums which may be held by Lender Parties, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.3(e) hereof.

     Section 7.6. APPOINTMENT OF ADMINISTRATIVE AGENT AS ATTORNEY-IN-FACT . Each Borrower irrevocably designates, makes, constitutes and appoints Administrative Agent (and all persons reasonably designated by Administrative Agent), with full power of substitution, as Borrower's true and lawful attorney-in-fact (and not agent-in-fact) and Administrative Agent, or Administrative Agent's agent, may, without notice to any Borrower, and at such time or times thereafter as Administrative Agent or said agent, in its discretion, may determine, in Borrowers' or Administrative Agent's name, at no duty or obligation on Lender, do the following:

     (a) Upon the occurrence and during the continuance of any Default or Event of Default, all acts and things necessary to fulfill Borrowers' administrative duties pursuant to this Agreement and the other Loan Documents;

     (b) Upon the occurrence and during the continuance of any Default or Event of Default, all acts and things necessary to fulfill Borrowers' obligations under this Agreement and the Loan Documents, except as otherwise set forth herein, at the cost and expense of Borrowers.

     (c) In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right: (i) to enter upon Borrowers' premises and to receive and open all mail directed to Borrowers and remove all payments to Borrowers on the Receivables; however, Administrative Agent shall turn over to Borrowers all of such mail not relating to Receivables; (ii) in the name of Borrowers, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrowers to such address as Administrative Agent may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrowers as set forth in this Agreement, Administrative Agent's rights to change the address for the delivery of mail shall not give Administrative Agent the right to change the address for notice and service of process to or upon Borrowers in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Receivables; (v) settle, compromise, compound or adjust claims in respect of any Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, except to the extent limited by any applicable Laws and subject to any requirements of notice to Borrowers or other persons under applicable Laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Receivables; (viii) endorse the name of Borrowers upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Receivables that may come into Administrative Agent's possession; and (ix) sign Borrowers' names on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors. The appointment of Administrative Agent as attorney-in-fact for Borrowers is coupled with an interest and is irrevocable.

ARTICLE 8A
ADMINISTRATIVE AGENT; ASSIGNMENTS

     Section 8.1A APPOINTMENT. The Lenders hereby designate and appoint SWC Services LLC, a Delaware limited liability company, as their Administrative Agent on their collective behalf to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto, including, without limitation, to execute and deliver the Loan Agreement, the Trafalgar Subordination Agreement, the Custodian Agreement and any other Loan Document necessary or useful in connection with the Indebtedness and Lender Parties’ security interests relating thereto.

The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

     Section 8.2A NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by any of them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

     Section 8.3A LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrowers or the existence or possible existence of any Default or Event of Default.

     Section 8.4A CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent requests instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Lenders.

     Section 8.5A RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

     Section 8.6A INDEMNIFICATION. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective percentage of principal amount of Notes held by them for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     Section 8.7A HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. Notwithstanding anything in this Section, no Note or interest in any Note may be transferred unless such transfer complies with Section 9.3 of this Agreement.

Section 8.8A RESIGNATION BY THE ADMINISTRATIVE AGENT.

     (a) The Administrative Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen (15) Business Days prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clause (b) below or as otherwise provided below.

     (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder, which successor Administrative Agent shall be, so long as no Default or Event of Default shall have occurred and be continuing, reasonably acceptable to the Borrowers, and which acceptance shall not be unreasonably withheld or delayed. The Borrowers and other Related Parties shall execute such documents and agreements and take such action as the Lenders and any such successor Administrative Agent shall reasonably request to maintain the Liens of such successor Administrative Agent in the assets of Borrowers and the other Related Parties to secure the Indebtedness and otherwise carry out the intent and purposes of this Agreement and the other Loan Documents.

     Section 8.9A RELEASE OF COLLATERAL. The Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by it upon any Collateral (i) upon payment and satisfaction of all Indebtedness (other than contingent indemnification Indebtedness to the extent no claims giving rise thereto have been asserted); or (ii) constituting property being sold or disposed of if a Borrower certifies to Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry).

     Section 8.10A CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Administrative Agent’s authority to act without any specific or further authorization or consent by Lenders, each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release any Collateral conferred upon Administrative Agent hereunder. Upon receipt by Administrative Agent of any required confirmation from the Required Lenders of its authority to release any particular item or types of Collateral, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Administrative Agent upon such Collateral; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the indebtedness evidenced by the Notes or any Liens upon (or Indebtedness of Borrowers, in respect of), all interests retained by Borrowers, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     Section 8.11A Absence of Duty. Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to such Administrative Agent in any of the Loan Documents, it being understood and agreed that in respect of any Collateral or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion and provided that Administrative Agent shall exercise the same care which it would in dealing with loans for its own account.

     Section 8.12A Agency for Perfection. Each Lender hereby appoints Administrative Agent as agent for the purpose of perfecting such Lender’s security interest in that portion of the Collateral which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral for the Notes unless consented to by Administrative Agent, it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent. Nothing herein is intended or shall be construed to limit any Lender’s rights under its Note, including the right to enforce, accelerate, amend, compromise or otherwise administer such Note.

     Section 8.13A Amendments, Consents and Waivers.

     (a) Except as otherwise provided herein and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Administrative Agent’s consent, the consent of Required Lenders (it being understood that consent of the “Lender Parties” shall be deemed to mean consent of the Administrative Agent and Required Lenders) will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents; provided, however, that if such amendment, modification, termination or waiver applies only to a certain Loan Advance or Loan Advances, only the consent of the Lender or Lenders with respect to such Loan Advance(s) shall be required.

     (b) In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

ARTICLE 8
EXPENSES AND INDEMNITIES

     Section 8.1. PAYMENT FOR EXPENSES. Borrowers shall pay (on the date of the initial funding of the Loan, and thereafter, within thirty (30) days after any invoice or other statement or notice) all costs and expenses incurred by Lender Parties or any of their affiliates in connection with the transactions contemplated by the Loan Documents, including, without limitation, (a) all documentation and diligence fees and expenses, (b) all search, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, (i) UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC, (ii) judgment and tax lien searches, (iii) wire transfer fees and (iv) any documentary, filing or stamp taxes in connection with any grant or perfections of Administrative Agent’s Liens on the Collateral), (c) all audit fees and expenses, (d) all of Lender Parties’ attorneys’ fees and expenses, but only to the extent incurred by a Lender Party or any of its affiliates after a Default or Event of Default or incurred by a Lender Party in connection with (i) any effort to enforce, protect or collect payment of any Indebtedness or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (ii) entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (iii) instituting, maintaining, preserving, enforcing and foreclosing on Administrative Agent’s Liens, for the benefit of the Lender Parties, in any of the Collateral or securities pledged under the Loan

Documents, whether through judicial proceedings or otherwise, (iv) defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender Parties’ transactions with Borrower unless there is a final judgment by a court which finds such Lender Party to have acted in gross negligence or willful misconduct in connection therewith, or (vi) any modification, restatement, supplement, amendment, waiver, forbearance or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrowers’ account and shall be part of the Indebtedness. Borrowers hereby further agree to pay all of the Custodian’s fees and expenses owing under the Custodian Agreement.

     Section 8.2. GENERAL INDEMNIFICATION. Borrowers hereby agree to indemnify and hold each Lender Party harmless, on demand, from and against any and all claims, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, expenses or disbursements actually incurred (collectively “Claim” or “Claims”) of any kind or nature whatsoever, asserted by any party other than a Borrower, or with respect to a Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding such Lender' Party’s obligations to Borrowers, which may be imposed on, incurred by or asserted against such Lender Party, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by such Lender Party) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by such Lender Party) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to be caused by such Lender Party's gross negligence or willful misconduct.

ARTICLE 9
MISCELLANEOUS

     Section 9.1. NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to each Lender Party and each Related Party or Guarantor at its address and/or telecopy number as set forth in this Agreement or Section 9.1 of Schedule A attached hereto, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party. Administrative Agent and the Lenders shall have the right, on or after initial funding pursuant to the terms of this Agreement and after the Borrowers have made such an announcement or release, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of such Person’s business, at no cost to Borrowers.

Section 9.2. APPOINTMENT OF BORROWER REPRESENTATIVE.

     Each Borrower and Related Party hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes (as applicable) of issuing Requests for Advances, giving instructions with respect to the disbursement of the proceeds of the Loan Advances, effecting repayment of the Loans, and giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Related Party under the Loan Documents. Borrower Representative hereby accepts such appointment. Administrative Agent and each Lender Party may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers and Related Parties, and shall give any notice or communication required or permitted to be given to any Borrower or Related Party hereunder to Borrower Representative on behalf of such Borrower or Related Party. Each Borrower and Related Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and Related Party and shall be binding upon and enforceable against such Borrower and Related Party to the same extent as if the same had been made directly by such Borrower or Related Party. The Borrowers may, upon fifteen (15) days prior written notice to Administrative Agent by each of the Borrowers, appoint a substitute Borrower as “Borrower Representative” to Administrative Agent.

Section 9.3. ASSIGNMENTS AND PARTICIPATIONS.

     (a) Any Lender may sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person so long as the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from Borrower hereunder of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders hereunder. No Lender selling such a participation shall, as between the other parties hereto or to any other Loan Document and such Lender, be relieved of any of its obligations hereunder or thereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower.

     (b) In addition to sales of participations under the immediately preceding subsection, Lender may make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents (which rights may be limited to a particular Loan Advance) in accordance with the terms of this Section 9.3; provided, however, that Lender shall not offer, sell or otherwise, dispose of all or any part of its commitments or Loans except under circumstances which will not result in a violation of the Act or applicable state securities laws. To the extent indicated in any document, instrument or agreement so selling, assigning, or otherwise transferring to an assignee (an “Assignee”) such rights and/or duties, (i) the Assignee shall acquire all of the assigning Lender’s rights under the Agreement and the other Loan Documents and (ii) the Assignee shall be deemed to be a “Lender” under this Agreement and the other Loan Documents with the authority to exercise such rights in the capacity of such Lender. Subject to applicable securities laws, Related Parties hereby authorize each Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Related Parties and Guarantors and any of their principals to any Assignee or prospective Assignee. Any assignment pursuant to this Section 9.3 shall be made pursuant to an Assignment and Acceptance.

     (c) Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Indebtedness and Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lenders in the absence of manifest error. Borrowers, Administrative Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and its Assignee (together with the Note(s) subject to such assignment), evidence satisfactory to the Administrative Agent that such assignment complies with subsection (b) above, Administrative Agent shall (a) accept such Assignment and Acceptance and (b) record the information contained therein in the Register. If requested by Administrative Agent, Borrowers shall promptly execute and deliver to Administrative Agent new Note(s) evidencing the Indebtedness owed by Borrower to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Administrative Agent shall cancel the Notes delivered to it by the assigning Lender and deliver the new Notes to the Assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

     (e) Any Lender may at any time, following written notice to Administrative Agent, (a) pledge the Indebtedness held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; provided, however, that (i) no such pledge or grant of security interest to any Person shall release such Lender from its Indebtedness hereunder or under any other Loan Document and (ii) the acquisition of title to such Lender’s Indebtedness pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects; and (b) assign all or any portion of its funded Loans to an affiliate of such Lender, to one or more other Lenders or to an affiliate of such other Lender.

     (f) Except as otherwise provided herein, no Lender shall, as between Borrower and that Lender, be relieved of any of its Indebtedness hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Indebtedness owed to such Lender.

     Section 9.4. SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements of Borrowers and Guarantors (including without limitation, any agreements to pay costs and expenses and to indemnify any Lender Party) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and Administrative Agent, for the benefit of the Lender Parties, shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding any termination of financing under this Agreement until all Indebtedness is fully performed and paid in full in cash. All indemnity obligations and all other obligations to pay costs and expenses of the Borrowers and Guarantors hereunder and under the other Loan Documents shall survive payment of the Indebtedness in full.

     Section 9.5. NO OBLIGATION BEYOND MATURITY. Each of Borrower and each Guarantor agrees and acknowledges that upon the Maturity Date, no Lender Party shall have any obligation to renew, extend, modify or rearrange the Loan and Lender Parties shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

     Section 9.6. PRIOR AGREEMENTS SUPERSEDED. This Agreement, together with the other Loan Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents. No provision of this Agreement or other Loan Document may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

     Section 9.7. PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. No Related Party shall assign any of its rights or obligations pursuant this Agreement.

     Section 9.8. NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of Administrative Agent, the Lenders and Borrowers and is not for the benefit of any third party.

     Section 9.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Signatures delivered by facsimile, .pdf and/or other similar electronically transmitted format shall bind the parties hereto as though such signatures were original.

     Section 9.10. SEVERABILITY OF PROVISIONS. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.11. FURTHER INSTRUMENTS. Each Borrower and each Guarantor shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Administrative Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

     Section 9.12. GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 9.13. JURISDICTION AND VENUE. TO INDUCE THE LENDER PARTIES TO ENTER INTO THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE BY ANY LAWFUL MEANS. THE RELATED PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH RELATED PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     Section 9.14. WAIVER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH BORROWER AND EACH GUARANTOR HEREBY WAIVE (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE ADMINISTRATIVE AGENT AND/OR THE LENDER ON WHICH ANY BORROWER OR ANY GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE ADMINISTRATIVE AGENT AND/OR THE LENDERS MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND

HEARING PRIOR TO THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR CONTROL OF, OR THE ADMINISTRATIVE AGENT'S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER PARTIES' REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

     Section 9.15. ADVICE OF COUNSEL. EACH BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTIONS GOVERNED BY THIS AGREEMENT AND HAVE RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS' LENGTH NEGOTIATIONS.

     Section 9.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH LENDER PARTY, EACH BORROWER AND EACH GUARANTOR HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; EACH LENDER PARTY, EACH BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 9.17. TIME OF ESSENCE. Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

ARTICLE 10
JOINT AND SEVERAL LIABILITY; CROSS GUARANTY; SUBORDINATION

Section 10.1. JOINT AND SEVERAL LIABILITY; CROSS GUARANTY.

     (a) Each Borrower hereby acknowledges and agrees that such Borrower is jointly and severally liable for all of the Indebtedness, and hereby absolutely and unconditionally guarantees to the Administrative Agent, for the benefit of the Lender Parties, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness and other obligations and amounts owed or hereafter owing to the Lender Parties under this Agreement by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section shall not be discharged until payment and performance, in full, of the Indebtedness and other amounts owed or hereafter owing under this Agreement has occurred, and that its obligations under this Section shall be absolute and unconditional, irrespective of, and unaffected by:

     (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

     (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or the waiver or consent by Lender Parties with respect to any of the provisions thereof;

     (iii) the existence, value or condition of, or failure to perfect its security interest in or lien against, any security for the Indebtedness or any action, or the absence of any action, by Lender Parties in respect thereof (including the release of any such security);

     (iv) the insolvency of any Borrower or Guarantor; or

     (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness and other amounts guaranteed hereunder.

     (b) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to subrogation, to compel Administrative Agent or any Lender to marshal assets or to proceed in respect of the Indebtedness and other amounts guaranteed hereunder against any other Borrower or Guarantor, any other party or against any security for the payment and performance of the Indebtedness and other amounts before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and the Lender Parties that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers, the Lender Parties would decline to enter into this Agreement.

     (c) Benefit of Guaranty. Each Borrower agrees that the provisions of this Section are for the benefit of the Lender Parties and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Lender Parties, the obligations of such other Borrower under the Loan Documents.

     (d) Election of Remedies. If the Lender Parties may, under applicable law, proceed to realize their benefits under any of the Loan Documents giving the Administrative Agent, for the benefit of the Lender Parties, a security interest in or lien upon any Collateral, whether owned by any Borrower or by any Guarantor, either by judicial foreclosure or by non-judicial sale or enforcement, the Lender Parties may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of the rights and remedies under this Section. If, in the exercise of any of their rights and remedies, the Lender Parties shall forfeit any of their rights or remedies, including their right to enter a deficiency judgment against any Borrower or any other Guarantor, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by the Lender Parties and waives any claim based upon such action. Any election of remedies that results in the denial or impairment of the right of the Lender Parties to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Indebtedness and other amounts owed or hereafter owing under this Agreement. In the event the Lender Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Lender Parties may bid all or less than the amount of the Indebtedness and other amounts owed or hereafter owing under this Agreement and the amount of such bid need not be paid by the Lender Parties but shall be credited against such Indebtedness and other amounts. The amount of the successful bid at any such sale, whether the Lender Parties or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Indebtedness and other amounts owed or hereafter owing under this Agreement shall be conclusively deemed to be the amount of the Indebtedness and other amounts guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lender Parties might otherwise be entitled but for such bidding at any such sale.

     (e) Liability Cumulative. The liability of Borrowers under this Article 10 is in addition to and shall be cumulative with all liabilities of each Borrower to the Lender Parties under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Indebtedness or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     (f) Fraudulent Conveyance. Notwithstanding anything to the contrary set forth in this Section 10.1, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Indebtedness of the other Borrowers (and any Lien granted by each Borrower to secure such Indebtedness), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("Fraudulent Conveyance"). Consequently, each Borrower, Administrative Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Indebtedness of any other Borrower (or any Liens granted by such Borrower to secure such Indebtedness) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

Section 10.2. SUBORDINATION.

     (a) Each Borrower covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Borrower), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Borrower to such Borrower, including any intercompany loans or trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 10.2, to the prior payment in full of all Indebtedness and other amounts owed or hereafter owing under this Agreement (herein, the “Senior Obligations”) and that the subordination is for the benefit of the Lender Parties, and the Lender Parties may enforce such provisions directly.

     (b) Each Borrower executing this Agreement hereby (i) authorizes the Lender Parties to demand specific performance of the terms of this Section 10.2, whether or not any other Borrower shall have complied with any of the provisions hereof applicable to it, at any time when such Borrower shall have failed to comply with any provisions of this Section 10.2 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     (c) Upon any distribution of assets of any Borrower in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (i) The Lender Parties shall first be entitled to receive payment in full in cash of the Senior Obligations before any Borrower is entitled to receive any payment on account of the Intercompany Obligations.

     (ii) Any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, to which any other Borrower would be entitled except for the provisions of this Section 10.2(c), shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the Administrative Agent, for the benefit of the Lender Parties, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Lender Parties.

     (iii) In the event that notwithstanding the foregoing provisions of this Section 10.2(c), any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, shall be received by any other Borrower on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Lender Parties.

     No right of the Lender Parties or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

- Remainder of Page Intentionally Left Blank; Signature Pages Follow -

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWERS:

CARBIZ USA INC., a Delaware corporation

By:	/s/ Stanton Heintz
Name:	Stanton Heintz
Its:	CFO

CARBIZ AUTO CREDIT, INC., a Florida
corporation

By:	/s/ Stanton Heintz
Name:	Stanton Heintz
Its:	CFO

CARBIZ AUTO CREDIT JV1, LLC, a Florida
limited liability company

By:	/s/ Carl Ritter
Name:	Carl Ritter
Its:	CEO

GUARANTORS:

CARBIZ INC., an Ontario corporation

By:	/s/ Stanton Heintz
Name:	Stanton Heintz
Its:	CFO

SIGNATURE PAGE – LOAN AND SECURITY AGREEMENT

ADMINISTRATIVE AGENT:

SWC SERVICES LLC, a Delaware limited
liability company, as Administrative Agent

By:	/s/ Greg Bell
Name:	Greg Bell
Its:	Manager

INITIAL LENDER:

COLOSSUS CAPITAL FUND, L.P., a Delaware
limited partnership

By:	Colossus Capital Management, L.L.C.
Its:	General Partner

By:	/s/ Greg Bell
Name:	Greg Bell
Its:	Manager

SIGNATURE PAGE – LOAN AND SECURITY AGREEMENT

SCHEDULE A TO
LOAN AND SECURITY AGREEMENT

     This Schedule A to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated as of March __, 2007, by and among (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), (b) CARBIZ INC., an Ontario corporation, as a Guarantor, (c) COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Initial Lender”), the other Lenders from time to time party thereto, and (d) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

ELIGIBLE RECEIVABLES TESTS

SECTION 1.1(a)(i)	AGING PROCEDURES

The term “Aging Procedures” shall mean, with respect to a Receivable, such Receivable has been reported to the Lender in compliance with the following aging procedures:

No payment missed or due	=	Current
1 to 30 days past due	=	“30 day Account”
31 to 60 days past due	=	“60 day Account”
61 or more days past due	=	“60+ day Account”

SECTION 1.1(a)(ii)	APPROVED STATES

The term “Approved State” shall mean Florida.

SECTION 1.1(a)(iii)	ELIGIBILITY TEST

The term “Eligibility Test” shall mean satisfaction of the following additional tests to determine the eligibility of a Receivable for purposes of being an Eligible Receivable:

1.	Such Receivable is not sixty (60) days or more contractually past the due date set forth in the underlying Consumer Loan Documents.

2.	The minimum interest rate on the Consumer Loan Documents underlying such Receivable is at least fourteen percent (14.0%) per annum payable monthly.

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3.	The underlying automobile securing such Receivable on average shall not have been more than fifteen (15) model years old at the time of sale.

4.	The mileage on the underlying automobile securing such Receivable on average shall not be more than one hundred and seventy thousand (170,000) miles at the time of sale.

5.

Payment on any Receivable shall not be extended by Borrower more than one time in any year and, notwithstanding, the maturity date on any Receivable shall not exceed ninety (90) weeks from the date of sale of the underlying Motor Vehicle.

SECTION 1.1(a)(iv)	MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE

The maximum principal balance of an Eligible Receivable (the “Maximum Amount of an Eligible Receivable”), for any date of determination, on average shall not exceed six thousand five hundred dollars ($6,500), as of such determination date.

SECTION 1.1(a)(v)	MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE

The maximum term of an Eligible Receivable (the “Maximum Term of an Eligible Receivable”), for any date of determination, shall not have more than ninety (90) weeks remaining until the due date of such Eligible Receivable, as of such determination date.

INTEREST RATE DEFINITIONS

SECTION 1.1(b)(iii)	STATED INTEREST RATE

The term “Stated Interest Rate” shall mean fifteen percent (15.00%) per annum.

SECTION 1.1(d)	MATURITY DATE

The term “Maturity Date” shall mean March 23, 2011.

SECTION 2.1(a)(i)	MINIMUM AMOUNT FUNDED UNDER A LOAN

For any period, the minimum amount funded under the Loan shall not be less than $100,000.

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SECTION 2.1(a)(ii)	AMOUNT OF REVOLVING CREDIT LINE

Prior to the Commitment Increase Effective Date, $5,000,000, and following the Commitment Increase Effective Date, $10,000,000.

SECTION 2.1(a)(iii)	AVAILABILITY ON ELIGIBLE RECEIVABLES

The “Availability on Eligible Receivables” shall be an amount equal to the lesser of (i) fifty-eight percent (58%) (the “Advance Rate”) of the sum of (a) the outstanding principal balance of all Eligible Receivables plus (b) all other unmatured and unpaid amounts due to the Borrower relating to the Eligible Receivables (including, without limitation, unearned finance charges, time price differentials, insurance fees and other fees and charges related thereto) and (ii) the Borrowers’ cost basis with respect to the automobiles sold with respect to such Eligible Receivables.

SECTION 2.1(c)	OPERATING ACCOUNT

Branch Banking & Trust
1718 Main Street
Sarasota, FL 34237
ABA No. 263191387
Account No. 0000146360017

SECTION 2.6	LIQUIDATED DAMAGES

The term “Liquidated Damages” shall mean:

(a) For the period from the date hereof through and including March 22, 2008, an amount equal to $400,000;

(b) For the period from March 23, 2008 through March 22, 2009, an amount equal to $300,000

(c) For the period from March 23, 2009 through March 22, 2010, an amount equal to $200,000; and

(d) Thereafter, an amount equal to $100,000.

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SECTION 2.10	FEES

(a) The term “Commitment Fee” shall mean an amount equal to $75,000.

(b) The term “Unused Line Fee” shall mean, an amount equal to (x) the Amount of Revolving Credit Line less the average daily balance of the sum of outstanding Loans during the preceding month multiplied by (z) one half of one percent (0.50%) per annum.

(c) The term “Asset Management Fee” shall mean, prior to the Commitment Increase Effective Date, an amount equal to $5,000 per calendar quarter, and on and after the Commitment Increase Effective Date, an amount equal to $10,000 per calendar quarter. The Asset Management fee shall be due and payable on the Closing Date (such initial Asset Management Fee payment being payable on a pro rated basis to reflect that portion of the initial calendar quarter remaining) and thereafter quarterly in advance beginning April 1, 2007, and on the first Business Day of each calendar quarter thereafter.

(d) The term “Second Tranche Commitment Fee” shall mean an amount equal to $75,000.

SECTION 3.1	COMMERCIAL TORT CLAIMS

None.

SECTION 3.7	LOCATION OF RECORDS

Auto Loan Contract & Title Physical Records

Carbiz Auto Credit
314 8th Ave W
Palmetto, FL 34221

Carbiz Auto Credit
2324 Central Ave.
St. Petersburg, FL 33712

Carbiz Auto Credit JV1
4102 N Florida Ave
Tampa, FL 33603

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Corporate Accounting Physical Records

7405 N Tamiami Trail
Sarasota, FL 34243

Corporate Accounting Electronic Records
Car Lot Electronic Records
Scanned Backup of Physical Documents

System Co-location Bunker
6288 Tower Lane
Sarasota, FL 34240

SECTION 3.13(b)	UNIFORM COMMERCIAL CODE FINANCING STATEMENTS

Carbiz USA Inc.	Delaware, Secretary of State
Carbiz Auto Credit, Inc.	Florida Secured Transaction Registry
Carbiz Auto Credit JV1, LLC	Florida Secured Transaction Registry

SECTION 3.13(d)	INTELLECTUAL PROPERTY

Trademarks:

Owner	Trademark	Serial No.	Application / Filing Date	Registra tion No.	Registration Date
Carbiz.com Inc. (n/k/a Carbiz Inc.)	CARBIZ.COM	76029693	04/18/2000	2887892	09/21/2004

Application Software Source Code

Management System Plus – Dealer Management Software
VisualCAT – Dealer F&I Software
Independent Dealer Accounting – Dealer Accounting Software

Buy Here Pay Here Consulting Products

DCF/ACP Business Model

Training Materials
Consulting Methods
Policy & Procedure Documents

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Various Data Tracking and Analysis Programs

SECTION 3.13(f)	DEPOSIT ACCOUNT, SECURITY ACCOUNT AND OTHER SIMILAR ACCOUNTS

All accounts with Branch Banking & Trust (BB&T) Routing# 263191387

Carbiz USA, Inc.	Acct# 0000146360009
Carbiz USA, Inc. LOC Account	Acct# 0000146360017
Carbiz Auto Credit, Inc.
Palmetto	Acct# 0000146360025
St. Petersburg	Acct# 0000146360033
Inventory Control Center	Acct# 0000146360041
Carbiz Auto Credit JV1, LLC	Acct# 0000146360068

SECTION 5.1(b)	ASSUMED NAMES; PRIOR LEGAL NAMES

Current Name Party	Prior Legal Names
Carbiz Inc.	Data Gathering Service Inc. Carbiz.com Inc.
Carbiz USA Inc.	Carbiz.com (USA) Inc.

SECTION 5.1(n)	BUSINESS LOCATIONS

Carbiz Inc & Carbiz USA Inc
7405 N Tamiami Trail
Sarasota, FL 34243

Carbiz Auto Credit
314 8th Ave W
Palmetto, FL 34221

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Carbiz Auto Credit
2324 Central Ave.
St. Petersburg, FL 33712

Carbiz Auto Credit JV1
4102 N Florida Ave
Tampa, FL 33603

SECTION 5.1(x)	RELATED PARTY INFORMATION

Exact Name of Related Party	Jurisdiction of Organization	Federal Tax I.D. No.	Chief Executive Office	Prior Names	Charter / Organizationa l ID No.
Carbiz Inc.	Ontario, CA		Carl Ritter	Data Gathering Service Inc. Carbiz.com Inc.	001288339
Carbiz USA Inc.	Delaware	98-0231408	Carl Ritter	Carbiz.com (USA) Inc.	3270818
Carbiz Auto Credit, Inc.	Florida	20-0922152	Carl Ritter		P04000052299
Carbiz Auto Credit JV1, LLC	Florida	33-1113864	Carl Ritter		L05000026755

SECTION 9.1.	NOTICES

Administrative Agent:	SWC Services LLC
1033 Skokie Boulevard
Suite 620
Northbrook, Illinois 60062
Attn: Greg Bell
Facsimile: (847) 504-1554

Borrowers:	Carbiz USA Inc.
Carbiz Auto Credit, Inc.
Carbiz Auto Credit JV1, LLC
7405 N. Tamiami Trail
Sarasota, FL 34243
Attn: Stanton C. Heintz
Facsimile: (941) 308-2718

Guarantors:	c/o Carbiz USA Inc.
7405 N. Tamiami Trail

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Sarasota, FL 34243
Attn: Stanton C. Heintz
Facsimile: (941) 308-2718

8

EXHIBIT A

REQUEST FOR ADVANCE

To:	SWC Services LLC, as Administrative Agent
1033 Skokie Boulevard
Suite 620
Northbrook, Illinois 60062

Re:

Loan and Security Agreement (“Loan Agreement”), dated as of March 23, 2007, by and among (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), (b) CARBIZ INC., an Ontario corporation, as a Guarantor, (c) COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Initial Lender”), the other Lenders from time to time party thereto, and (d) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Date of Request:______________, 200__

     This Request for Advance is delivered pursuant to Section 2.1 of the Loan Agreement. All terms defined in the Loan Agreement shall have the same meaning herein, except as expressly stipulated otherwise herein.

I.	(i)	Total Receivables at Request Date:
	(ii)	Less
		(A) Unearned finance charges/insurance/fees	( )
		(B) Net ineligible Receivables	( )
Total Eligible Receivables ((I)(i) minus
I(ii)(A) and (B))
II.	(i) Gross Availability:
Advance Rate 58.00% x Total Eligible Receivables
	(ii)	Less Current Outstanding Balance of Indebtedness	( )
(iii) Net Availability (II)(i) minus II(ii))

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(iv) Request for Advance
Availability after Advance (II)(iii) minus II(iv))

     To induce the Lenders to make the Loan Advance requested herein, Borrower Representative, on behalf of itself and the other Borrowers, hereby represents, warrants, acknowledges and agrees to and with the Administrative Agent and each Lender that:

a.

upon making the requested Loan Advance, the aggregate principal balance of the outstanding Loan made by the Lender shall be equal to or less than the lesser of (i) the Amount of Revolving Credit Line or (ii) the Availability on Eligible Receivables;

b.

the representations and warranties of Borrowers and other Related Parties made in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent any such representation or warranty speaks specifically as of an earlier date, in which case such representation or warranty is true and correct as of such earlier date), with the same effect as though such representations and warranties had been made on and as of the date hereof;

c.	no Default or Event of Default has occurred and is continuing or would be caused by the Loan Advance requested hereby;

d.	Borrowers and the other Related Parties have performed and complied with all agreements and conditions required to be performed or complied with by them under the Loan Documents.

e.	all necessary authorizations and approvals contemplated by the Loan Documents have been duly obtained and are in full force and effect; and

f.	the proceeds of the requested advance shall be used for the purposes set forth in Section 3.11 of the Loan Agreement;

g.	there are no past due payroll taxes owing by any Borrower;

h.

each Borrower hereby acknowledges and reaffirms its respective grant of a Lien and security interest on the Collateral pursuant to Section 3.1 of the Loan Agreement, and agrees that such Lien and security interest is valid and enforceable; and

i.

the officer of Borrower Representative signing this Request for Advance is the duly elected, qualified and acting officer of Borrower Representative as indicated below such officer’s signature hereto having all necessary authority to act for Borrower Representative in making the request herein contained.

10

IN WITNESS WHEREOF, this Request for Advance is executed as of ______, 200_.

CARBIZ USA INC., a Delaware corporation,
as Borrower Representative

By:
Name:
Title:

11

EXHIBIT B

REQUEST FOR RETURN OF COLLATERAL

To:	SWC Services LLC, as Administrative Agent
1033 Skokie Boulevard
Suite 620
Northbrook, Illinois 60062

From:	Carbiz USA Inc.
7405 N. Tamiami Trail
Sarasota, FL 34243

Please return the collateral you are holding on the following accounts which have been paid-out or renewed during the period from _______________________________ to _____________________;

INSTRUCTIONS: Please list accounts in NUMERICAL ORDER and designate the reason for request (P/O - Paid Out; R - Renewed; L - Legal; C/O - Charge-off). Send this form to [___________________]; a copy shall be returned to you along with collateral requested.

Borrower Branch Office	Loan/Account Number	Date of Loan	Reason for Request	Name of Account Debtor

The Collateral for the above loans and/or accounts is being returned to you.

1

Date Collateral Requested:
Date Collateral Mailed:

[___________________] Representative Responsible for Return of Collateral:

(Signature)	(Date)

[___________________] Managing Account Executive Authorization for Return:

(Signature)	(Date)

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EXHIBIT C

AVAILABILITY REPORT

( Day [Type of] Aging)

Date:
Report No.:
Reporting Period: From __________ To ___________:

1.	Receivables pledged at previous report date

(Line 5 of previous report)

2.	Plus accounts pledged since previous reporting period

A. Amount Financed
B. Finance charges
C. Insurance
D. Miscellaneous
Total of Line 2

3.	Sub-Total of Lines 1 and 2

4.	Less deductions from receivables pledged (received since previous reporting period):

A. Collections on Account
or paid in full
B. Rebates
C. Charge offs
D. Miscellaneous
Total of Line 4

5.	Total receivables pledged (Line 3 minus Line 4)

6.	Deduct:

A. Unearned finance charges/insurance/fees
B. Net ineligible balances pledged

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7.	Eligible collateral pledged
(Line 5 minus Line 6 A. and 6.B.)
8.	% x Line 7 less (Net Eligible Availability)

9.	Advances:

Per previous report

Plus: Advances since previous
report date
Less: Principal Payments since previous
report date ( )

Total Outstanding Advances as of report date

10.	Net Availability (Line 8 minus Line 9)

11.	Percentage of cash collections to Receivables assigned
(Line 4.A divided by Line 1)

12.	Delinquency as of report date

Current Account
30 Day Account
60 Day Account
90 Day Account
90 + Day Account
Other ineligibles

TOTAL

Borrower Representative hereby represents, warrants, certifies and agrees that the warranties and representations contained in that certain Loan and Security Agreement (“Loan Agreement”), dated as of March 23, 2007, by and among (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), (b) CARBIZ INC., an Ontario corporation, as a Guarantor, (c) COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Initial Lender”), the other Lenders from time to time party thereto, and (d) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, are true and correct as of the date hereof (except to the extent any such representation or warranty speaks specifically as of an earlier date, in which case such representation or warranty is true and correct as of such earlier date); no Default or Event of Default has occurred under the terms and conditions of the Loan Agreement and the Receivables described on Line 7 above

2

constitute Eligible Receivables, as defined in the Loan Agreement. The above is a true and correct description of the status of Borrowers’ account with Lender Parties as of the above Report Date.

CARBIZ USA INC., a Delaware corporation,
as Borrower Representative

By:
Name:
Title:

3

EXHIBIT D

SCHEDULE OF RECEIVABLES AND ASSIGNMENT

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assignor hereby assigns, transfers, sets over, and delivers in pledge to [ __________], in its capacity as Administrative Agent for the Lenders under the Loan Agreement, (hereinafter called the “Assignee”), its successors or assigns, each and every of the accounts, notes, security agreements, conditional sale contracts, lease agreements, chattel paper, retail installment contracts, chattel mortgages, deeds of trust, contracts, drafts, acceptances, and other lien instruments, obligations, claims, choses-in-action and receivables (hereinafter collectively designated as the “Receivables”) identified by account no. through no. , inclusive, made/purchased during the period from through , inclusive, and totaling $ as evidenced by the individual notes/instruments and listing of the receivables assigned herein which is attached hereto with the same force and effect as if each account was individually listed and set forth hereon in detail, together with all right, title and interest of the undersigned in and to the same and in and to the merchandise, equipment and property described in the Receivables or thereto appertaining, and together with all monies owing or to become due thereon, and any and all notes, drafts, acceptances, evidences of indebtedness, contracts, mortgages, deeds of trust, liens, security, collateral, guaranties, rights, remedies and powers thereto relating or appertaining, and all proceeds of any of the foregoing, with full right and irrevocable power and authority in said assignee, and its assigns for sole benefit and use of said assignee and its assigns, at any and all times to collect, enforce, sue on, sell, transfer, assign, pledge, compromise and discharge the same, or otherwise deal therewith as the absolute property of the Assignee and its assigns. The term “Receivables” wherever used herein shall be deemed to also include any other receivables assigned to or acquired by Assignee in substitution or replacement of any of the original receivables or in addition thereto. All capitalized terms used, but not defined herein, shall have the respective meanings ascribed to such terms in that certain Loan and Security Agreement by and among the lenders from time to time party thereto, the Assignee, the undersigned assignor and certain of its affiliates, dated March 23, 2007 (the “Loan Agreement”). Reference is made to the Loan Agreement for a statement of additional terms, conditions and provisions with respect to the Receivables.

     And for value received, the undersigned hereby represents, covenants, and warrants to Assignee, it successors and assigns, that said receivables are genuine and in all respects what they purport to be; that the undersigned has no knowledge of any fact which would impair the validity of any said receivable; that said receivables are valid and subsisting and that the undersigned has good right to pledge and transfer the same; that the amounts owing thereon are not disputed by the Account Debtor; that the payment thereof is not contingent on the fulfillment of any warranties or conditions past or future; and that there is now owing by the Account Debtor named in each such receivable the total amount of unpaid balance as shown above and that the amount thereof is not subject to any dispute or counterclaims; and that the undersigned hereby warrants and represents that the Eligible Receivables assigned hereunder are Eligible

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Receivables as of the date hereof, as defined in the Loan Agreement. The undersigned further covenants and warrants that no prior transfer or assignment of any said receivables has been made.

Date:	[ APPLICABLE BORROWER(S) ]

By:
Name:

2

LISTING OF ASSIGNED RECEIVABLES
(Attachment to Schedule of Receivables and Assignment)

ACCOUNT NAME	ADDRESS	TELEPHONE NUMBER	RENEWAL(R) NEW LOAN(N)	TOTAL OF PAYMENTS	TERM	PAYMENT

Date:	By:
Name:
Title:

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EXHIBIT E

COMPLIANCE CERTIFICATE

To:	SWC Services LLC, as Administrative Agent
1033 Skokie Boulevard
Suite 620
Northbrook, Illinois 60062
Attention: Gregory Bell

Re:	Loan and Security Agreement (“Loan Agreement”), dated as of March 23, 2007, by and among (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), (b) CARBIZ INC., an Ontario corporation, as a Guarantor, (c) COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Initial Lender”), the other Lenders from time to time party thereto, and (d) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Reference is hereby made to the Loan Agreement. Terms used and not otherwise defined herein shall have the meaning given to them in the Loan Agreement. This Compliance Certificate (this “Certificate”) is being delivered to you pursuant to Section 6.5(a) of the Loan Agreement. Borrower hereby represents, warrants, acknowledges and agrees to and with Administrative Agent and each Lender that:

(a) The representations and warranties of Borrowers and other Related Parties made in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty speaks specifically as of an earlier date, in which case such representation or warranty is true and correct as of such earlier date), with the same effect as though such representations and warranties had been made on and as of the date hereof;

(b) The Borrowers’ Net Income for the month ending ______, 20___ was $______________; [ NOTE: Items (b) and (c) of each Compliance Certificate shall be completed as of the last day of the month for which financial statements of Carbiz Parent and its consolidated Subsidiaries are required to have been delivered to Administrative Agent pursuant to Section 6.5(c) of the Loan Agreement. ]

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(c) The Borrowers’ Tangible Net Worth as of _______, 20___ was $___________;

(d) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

(e) The officer of Borrower Representative signing this Certificate is the duly elected, qualified and acting officer of Borrower Representative as indicated below such officer’s signature hereto.

IN WITNESS WHEREOF, this Certificate is executed as of ____________, 20__.

CARBIZ USA INC., a Delaware corporation, as
Borrower Representative

By:
Name:
Its:

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EXHIBIT F

THIS PROMISSORY NOTE IS EVIDENCE OF AN ADVANCE UNDER A REVOLVING CREDIT FACILITY EVIDENCED BY THE LOAN AND SECURITY AGREEMENT REFERENCED BELOW. NO ADDITIONAL DOCUMENTARY STAMP TAXES ARE DUE ON THE EXECUTION OF THIS NOTE BECAUSE DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 WERE PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE UPON THE EXECUTION OF THE LOAN AND SECURITY AGREEMENT.

PROMISSORY NOTE

$ ______________________	___________ , 20__

     FOR VALUE RECEIVED, the undersigned, CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto Credit”) and CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz JV”; Carbiz JV, Carbiz Auto Credit and Carbiz USA, each individually a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of COLOSSUS CAPITAL FUND, L.P., a Delaware limited partnership (the “Lender”), the principal sum of _____________Dollars ($_________), or, if greater or less, the aggregate unpaid principal amount of the Loan Advance made by Lender to Borrowers on the date hereof pursuant to the terms of the Loan and Security Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Loan and Security Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Administrative Agent under the Loan and Security Agreement, or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Loan and Security Agreement dated as of March 23, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among the Borrowers, certain guarantors party thereto, the Initial Lender, certain other Lenders from time to time party thereto, and SWC Services LLC, a Delaware limited liability company, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Loan and Security Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of the Loan and Security Agreement and certain other Loan Documents (as identified and defined in the Loan and Security Agreement). Payments on this Note shall be made and applied as provided in the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to capitalized terms used and not defined herein and

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to the Loan Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable as set forth in the Loan and Security Agreement and is due and payable in full on the Maturity Date.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Loan and Security Agreement which more fully set out the limitations on how interest accrues hereon.

     Without limiting the terms of the Loan Agreement, if this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrowers and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrowers and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

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     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Illinois (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

BORROWERS:

CARBIZ USA INC., a Delaware corporation

By:
Name:
Its:

CARBIZ AUTO CREDIT, INC., a Florida
corporation

By:
Name:
Its:

CARBIZ AUTO CREDIT JV1, LLC, a Florida
limited liability company

By:
Name:
Its:

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